                                                                Exhibit 10(ii)27


                              AGREEMENT AND LEASE

                                    between

                            KEYSTONE RECOVERY, INC.

                                   as Lessee

                                      and

                           ABB ENERGY CAPITAL L.L.C.

                                   as Lessor

                                      for

                               KEYSTONE LANDFILL
                             GAS TO ENERGY PROJECT
                                       AT
                             DUNMORE, PENNSYLVANIA



December __, 2000

                               TABLE OF CONTENTS


ARTICLE 1 DEFINITIONS............................................................   2
ARTICLE 2 ACQUISITION AND LEASE OF EQUIPMENT.....................................   2
ARTICLE 3 DELIVERY AND ACCEPTANCE................................................   2
ARTICLE 4 TERM AND RENT..........................................................   3
   4.1.    Term..................................................................   3
   4.2.    Basic Rent and Interim Rent...........................................   3
   4.3.    Additional Rent.......................................................   3
   4.4.    Project Control Account...............................................   3
           4.4.1.  Establishment.................................................   3
           4.4.2.  Deposits to Project Control Account...........................   3
           4.4.3.  Payment of Rent; Withdrawals from Project Control Account.....   4
           4.4.4   Reserve Accounts..............................................   6
   4.5.    Optional Prepayments of Rent..........................................   7
   4.6.    Mandatory Prepayment of Rent..........................................   7
   4.7.    Changed Circumstances.................................................   8
   4.8.    Taxes.................................................................   9
ARTICLE 5 CONDITIONS OF TRANSACTION..............................................   9
   5.1.    Conditions Precedent..................................................   9
           5.1.1.  Documents.....................................................   9
           5.1.2.  Authorization.................................................   9
           5.1.3.  Collateral and Equipment......................................   9
           5.1.4.  Validity of Liens.............................................  10
           5.1.5.  Closing Fee; Other Expenses...................................  10
           5.1.6.  Taxes, Fees and Charges.......................................  10
           5.1.7.  Performance; No Default.......................................  10
           5.1.8.  Representations and Warranties................................  10
           5.1.9.  Proceedings and Documents.....................................  10
           5.1.10. No Legal Action...............................................  10
           5.1.11. No Legal Impediments to Projects..............................  11
           5.1.12. Approvals Obtained and Maintained.............................  11
           5.1.13. Eminent Domain................................................  11
           5.1.14. No Damage.....................................................  11
           5.1.15. No Material Adverse Effect....................................  11
           5.1.16. Deliveries....................................................  11
           5.1.17. Notices.......................................................  14
           5.1.18. Bankruptcy Remoteness.........................................  14
           5.1.19. Waiver........................................................  14
           5.1.20. Lessor Satisfaction...........................................  14
ARTICLE 6 GENERAL PROVISIONS.....................................................  14
   6.1.    Closing Fee...........................................................  14
   6.2.    Authorization.........................................................  15
           6.2.1.  Authorized Representatives....................................  15
           6.2.2.  Project Control Account.......................................  15


   6.3.    Indemnification.......................................................  15
ARTICLE 7 REPRESENTATIONS AND WARRANTIES OF LESSEE...............................  17
   7.1.    Organization and Qualification........................................  17
   7.2.    Corporate Authority...................................................  18
   7.3.    Valid Obligations.....................................................  18
   7.4.    Approvals.............................................................  18
   7.5.    Title to Properties; Absence of Encumbrances..........................  18
   7.6.    Insurance.............................................................  19
   7.7.    Financial Statements..................................................  19
   7.8.    No Material Adverse Change; No Event of Default; No Payments..........  19
   7.9.    Taxes.................................................................  20
   7.10.   No Litigation.........................................................  20
   7.11.   Compliance with Other Instruments, Laws, Etc..........................  20
   7.12.   Perfection of Liens...................................................  20
   7.13.   Work; Plans and Specifications; Facility..............................  20
   7.14.   Facility Approvals Obtained...........................................  21
   7.15.   Environmental Matters.................................................  21
   7.16.   Disclosure............................................................  22
   7.17.   Solvency..............................................................  22
   7.18.   No Broker.............................................................  23
   7.19.   Project Contractors Paid To Date......................................  23
   7.20.   Labor Relations.......................................................  23
   7.21.   Certain Transactions..................................................  23
   7.22.   Restrictions on Lessee................................................  24
   7.23.   Products Liability....................................................  24
   7.24.   Year 2000.............................................................  25
   7.25    Project Contracts.....................................................  25
   7.26    Equipment.............................................................  25
   7.27    Prior LFG Sales Agreement.............................................  25
ARTICLE 8 REPRESENTATIONS AND WARRANTIES OF LESSOR................................ 26
   8.1.    Title.................................................................. 26
   8.2.    Corporate Authority.................................................... 26
   8.3.    Warranties............................................................. 26
ARTICLE 9 AFFIRMATIVE COVENANTS................................................... 27
   9.1.    Financial Statements and Other Reporting Requirements.................. 27
   9.2.    Conduct of Business.................................................... 29
   9.3.    Maintenance............................................................ 30
   9.4.    Insurance.............................................................. 30
   9.5.    Taxes.................................................................. 31
   9.6.    Inspection by Lessor................................................... 32
   9.7.    Use of Proceeds........................................................ 32
   9.8.    Performance of Obligations............................................. 32
   9.9.    Project Approvals...................................................... 33
   9.10.   Environmental Compliance............................................... 33
   9.11    Damage to Property..................................................... 33



   9.12    Accidents.............................................................. 34
   9.13.   Further Assurances..................................................... 35
ARTICLE 10 NEGATIVE COVENANTS..................................................... 35
   10.1.   Indebtedness........................................................... 35
   10.2.   Liens.................................................................. 35
   10.3.   Transfers of Assets, Property and Ownership Interests.................. 36
   10.4.   Merger; Consolidation; Acquisitions.................................... 37
   10.5.   Distributions.......................................................... 37
   10.6.   Agreements Relating to Facility........................................ 37
   10.7.   Other New Agreements................................................... 37
   10.8.   Replacement of Project Contractors..................................... 38
   10.9    Equipment.............................................................. 38
   10.10   Change of Control...................................................... 39
ARTICLE 11 RETURN OF PROPERTY..................................................... 39
ARTICLE 12 EVENTS OF DEFAULT AND REMEDIES......................................... 40
   12.1.   Events of Default...................................................... 40
   12.2.   Remedies............................................................... 43
   12.3.   Operation of Facility.................................................. 44
   12.4.   Other Remedies......................................................... 46
   12.5.   Power of Attorney...................................................... 46
   12.6.   Waivers................................................................ 46
ARTICLE 13 SECURITY INTEREST AND SET-OFF.......................................... 47
   13.1.   Security Interest...................................................... 47
   13.2.   Set-Off................................................................ 47
ARTICLE 14 MISCELLANEOUS PROVISIONS............................................... 47
   14.1.   Notices...............................................................  47
   14.2.   Expenses..............................................................  48
   14.3.   Rights and Remedies Cumulative........................................  49
   14.4.   Applicable Law........................................................  49
   14.5.   Successors and Assigns................................................  49
   14.6.   Headings..............................................................  49
   14.7.   Waiver and Compliance.................................................  49
   14.8.   Entire Agreement......................................................  50
   14.9.   Certain Rules of Construction.........................................  50
   14.10.  Consent to Jurisdiction...............................................  51
   14.11.  Waiver of Jury Trial..................................................  51
   14.12.  Conditions Solely for Benefit of Lessor...............................  51
   14.13   Advance Notice of Lessee Litigation...................................  52
   14.14.  Lessor's Rights Not Conferred to Third Parties........................  52
   14.15.  Severability..........................................................  52
   14.16.  Counterparts..........................................................  52
   14.17.  Foreign Persons.......................................................  52
   14.18.  Estoppel Certificates.................................................  53
   14.19   Miscellaneous.........................................................  53
   14.20   Limited Recourse Provisions...........................................  53



           14.20.1  Lessee Fully Liable..........................................  53
           14.20.2  Certain Limited Recourse.....................................  53




                             SCHEDULES AND EXHIBITS

Schedule 1         Definitions
Schedule 6.2.1     Authorized Representatives
Schedule 7.5       Existing Liens
Schedule 7.10      Litigation
Schedule 7.15      Environmental Matters
Schedule 7.20      Labor Matters
Schedule 7.21      Certain Transactions
Schedule 7.23      Products Liability
Schedule 9.4       Insurance
Schedule 10.1      Existing Indebtedness
Schedule 10.7      Certain New Agreements
Exhibit A          Lease Schedule
Exhibit B          Bill of Sale
Exhibit C          Lease Supplement
Exhibit D          Plans and Specifications

                              AGREEMENT AND LEASE


     This Agreement and Lease (the "Agreement") is made as of the 29th day of December, 2000, between Keystone Recovery, Inc., a corporation organized and existing under the laws of the State of Ohio and having its principal place of business and chief executive office at 2790 Mosside Boulevard, Monroeville, Pennsylvania 15146 (the "Lessee"), and ABB Energy Capital L.L.C. ("Lessor"), a limited liability company organized and existing under the laws of the State of Delaware having its principal place of business at One Research Drive, Marlborough, Massachusetts 01581.

     WHEREAS, the Lessee proposes to enter into a Landfill Gas Lease and Easement Agreement with Keystone Sanitary Landfill, Inc. (the "Host") subject to the prior approval of Lessor (such Agreement, as approved by Lessor and/or as the same may be amended or restated from time to time, with the Lessor's consent, herein called the "Easement Agreement"), pursuant to which, among other things, Lessee has leased from the Host the Project Site (as defined herein) and the system located thereat for the collection[, control and recovery of landfill gas (the "LFG") produced at the Keystone Landfill, owned and operated by the Host and located at __________, Dunmore, Pennsylvania 18512 (the "Host Site");

     WHEREAS, the Lessee has entered into the Landfill Gas Sales Agreement, dated December 18, 1995, with the Host (such Agreement, as the same may be amended or restated from time to time, with the Lessor's consent, herein called the "Sales Agreement"), pursuant to which, among other things, the Lessee has agreed to purchase from the Host the LFG produced at the Keystone and Tabor sites;

     WHEREAS, the Lessee has constructed at the Project Site, and owns and operates, a landfill gas processing and 5.250 kw gas-fired electric generating installation (together with all related equipment, including the Equipment, [but excluding blowers and other excluded equipment identified on the Lease Schedule] the "Facility");

     WHEREAS, the Lessee has entered into the Power Purchase Agreement, dated February 3, 1994, as amended as of February 9, 1995, with Pennsylvania Power & Light Company (the "Utility") (said Agreement, as the same may be amended or restated from time to time, with the Lessor's consent, herein called, together with the Joint Stipulation referred to therein, the "Utility Agreement), pursuant to which the Lessee has contracted to sell the electric energy generated at the Facility;

     WHEREAS, in consideration for its delivery of electric energy to the Utility, the Lessee is entitled to receive certain payments as contemplated by the Utility Agreement;

     WHEREAS, in order to provide long term financing for the Facility, the Lessee has requested that the Lessor purchase from the Lessee and simultaneously therewith lease to the Lessee the personal property described in the Lease Schedule (attached hereto as Exhibit A), and the Lessor is willing to do so upon
   ---------
the terms and subject to the conditions hereinafter set forth; and

     WHEREAS, this Agreement contains general terms and conditions applying to the Lease Schedule hereunder between the Lessor and the Lessee that incorporates this Agreement by reference, and the Lease Schedule, together with this Agreement incorporated therein, constitutes a separate lease on the terms and conditions set forth therein and herein:

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

     This Agreement and its Schedules and Exhibits and the other Lease Documents utilize various defined terms which shall have the meanings set forth in

Schedule 1 attached to this Agreement or, if separately defined elsewhere herein
----------
or in any other Lease Document, as set forth in such separate definitions.

                                   ARTICLE 2
                       ACQUISITION AND LEASE OF EQUIPMENT

     The Lessee, in accordance with this Agreement and the Bill of Sale (attached hereto as Exhibit B), is selling, assigning and transferring to the
                    ---------
Lessor all of its right, title and interest in and to the Equipment and each Unit thereof described in the Bill of Sale for the purchase price set forth in the Lease Schedule, free and clear of all Liens except for Permitted Liens, and the Equipment will immediately upon transfer of title thereto become subject to this Agreement. Simultaneously with the transfer of title to the Equipment, the Lessor hereby leases to the Lessee, and the Lessee hereby leases from the Lessor, the Equipment and each Unit thereof, all in consideration of the representations, warranties and covenants and upon the terms and conditions set forth in this Agreement, the Bill of Sale, the Lease Schedule, the Lease Supplement, and any exhibits or annexes to any thereof.

                                   ARTICLE 3
                            DELIVERY AND ACCEPTANCE

     The Equipment and each Unit thereof shall be deemed to have been delivered by the Lessee to the Lessor and leased and redelivered by the Lessor to the Lessee on the Closing Date, notwithstanding that the Lessee is and remains in possession thereof.

     The Lessee hereby acknowledges and represents and warrants to the Lessor with respect to each Unit that (i) such Unit is of a size, design, capacity and manufacture selected by the Lessee, (ii) such Unit confirms to the applicable description set forth in the Lease Schedule, and (iii) the Lessee is satisfied that such Unit is suitable for its purposes; provided, however, that nothing
                                             --------  -------
contained in this Agreement shall in any way diminish or otherwise affect any rights which the Lessor or the Lessee may have against any vendor or manufacturer of any Unit or any subcontractor of such vendor or manufacturer.

                                   ARTICLE 4
                                 TERM AND RENT

4.1  Term. The Term shall commence on the Closing Date.  Unless earlier
     ----
terminated or extended in accordance with the express provisions hereof, the Term shall expire on the date determined in accordance with the Lease Schedule.

4.2  Basic Rent and Interim Rent. The Lessee shall pay to the Lessor the
     ---------------------------
Interim Rent and Basic Rent for each Unit, in the aggregate amount and in the installments and on the Rental Payment Dates as specified in the Lease Schedule.

4.3  Additional Rent. The lease created pursuant to this Agreement is a "net"
     ---------------
lease. Lessee shall pay as Additional Rent all amounts (in addition to Basic Rent and Interim Rent) required to be paid under this Agreement or any other Lease Document and all costs, taxes, assessments and other expenses of every character (whether foreseen or unforeseen and whether or not expressly provided for herein) relating to or arising in connection with the use, ownership, maintenance, repair, replacement or reconstruction of any Unit during the Term and, to the extent expressly provided herein, thereafter. The Lessee shall also pay to the Lessor, on demand, as Additional Rent (a) interest at the Default Interest Rate on each overdue installment of Interim Rent and Basic Rent, on each overdue payment of Additional Rent, and on all other overdue amounts payable under this Agreement or under any of the other Lease Documents and (b) a late payment charge equal to five percent (5%) of each such overdue installment, payment or amount.

4.4. Project Control Account.
     -----------------------

     4.4.1.  Establishment. The Lessor has established a demand interest-
             -------------
bearing checking account at Fleet National Bank, designated as "ABB Energy Capital L.L.C. (Keystone Recovery, Inc. Loan), P.O. Box 3718, Boston, MA 02241-3718" (the "Project Control Account").

     4.4.2.  Deposits to Project Control Account.
             -----------------------------------

     (a) The Lessee shall deposit upon receipt (or shall cause to be deposited) all Cash Revenues in the Project Control Account. The Lessee shall not permit any revenues or proceeds of Lessee to be deposited in any other account.

     (b) All payments to be made by the Lessee hereunder or under any of the other Lease Documents shall be made in United States Dollars in immediately available funds to the Project Control Account without setoff or counterclaim and without any withholding or deduction whatsoever. If any payment hereunder is required to be made on a day which is not a Business Day, it shall be made on the immediately succeeding Business Day, with interest and any applicable fees adjusted accordingly.

     (c) The Lessee shall not be entitled to any abatement of Rent, reduction thereof or setoff, counterclaim, recoupment or defense against Rent, including, but not limited to, abatements, reductions, setoffs, counterclaims, recoupments or defenses due or alleged to be due by reason of any past, present or future claims of the Lessee against the Lessor or any other person for any reason whatsoever, nor, except as otherwise expressly provided herein, shall this Lease terminate or the obligations of Lessee be otherwise affected by reason of any defect in the title, condition, design, operation or fitness for use of any Unit or damage to or loss of possession or loss of use or destruction of all or any of such Units from whatsoever cause and of whatever duration or any presently existing or hereafter created Liens or rights of others with respect to any Unit or the prohibition of or other restriction against the Lessee's use of all or any of such Unit or the interference with such use by any Person or the invalidity or unenforceability or lack of due authorization of any separable provision of this Agreement or any insolvency of or the bankruptcy, reorganization or similar proceeding against the Lessee, or for any combination of such cause or any other causes whether similar or dissimilar to the foregoing, it being the intention of the parties hereto that the Rent payable by the Lessee hereunder shall continue to be payable in all events in the manner and at the times herein provided unless the obligation to pay the same shall be terminated pursuant to the express provisions of this Agreement. To the extent permitted by applicable law, the Lessee hereby waives any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender the lease of any of the Units except in accordance with the express terms hereof. Each payment of Rent made by the Lessee hereunder shall be final, and the Lessee shall not seek to recover all or any part of such payment from the Lessor for any reason whatsoever.

     4.4.3.  Payment of Rent; Withdrawals from Project Control Account.
             ---------------------------------------------------------

     (a) Funds deposited into the Project Control Account shall be withdrawn by the Lessor on the fifteenth (15th) day of each month (the "Withdrawal Date"). Except as otherwise provided herein, on each Withdrawal Date, all funds available in the Project Control Account as of the end of the immediately preceding Business Day shall be withdrawn by the Lessor. The respective entitlement of the Lessor and the Lessee to receive the funds so withdrawn shall be governed by the provisions of (S)4.4.3(b).

     (b) The Lessor shall disburse the funds withdrawn from the Project Control Account on each Withdrawal Date in the following priority:

          first, to the Lessee to pay operating expenses relating to the Facility in an amount not to exceed in any given month the amount of such expenses reflected on the Annual Facility Budget, unless otherwise approved in writing by the Lessor;

          second, to the Lessor for deposit into the Major Maintenance Reserve Account in accordance with (S)4.4.4(b)(ii);

          third, to the Lessor to pay any overdue Rent which was required to be paid on or before any prior Withdrawal Date;

          fourth, to the Lessor to pay any fees, reimbursements, premiums or penalties due to the Lessor under any of the Lease Documents;

          fifth, to the Lessor to pay any Basic Rent or Interim Rent for the period commencing on the day after the immediately preceding Withdrawal Date to and including the then current Withdrawal Date;

          sixth, to the Lessor to pay any mandatory prepayment of Rent which is required to be paid to the Lessor pursuant to this Agreement;

          seventh, to the Lessor for deposit in the Retained Revenue Reserve Account in an amount equal to the amount, if any, by which the Retained Reserve Amount exceeds the amount then on deposit in the Retained Revenue Reserve Account;

          eighth, to the Lessor to pay any other payment which is required to be paid to the Lessor pursuant to any of the Lease Documents;

          ninth, as to any funds remaining after the application of subsections first through eighth above, if the Debt Service Coverage is less than 120%, to the Lessor as prepayment of Basic Rent; and

          tenth, as to any funds remaining after the application of subsections first through eighth above, if (a) the Debt Service Coverage is equal to or greater than 120%, and (b) provided further no Default or Event of Default shall have occurred and be continuing, to the Lessee.

     Notwithstanding anything to the contrary contained herein, (i) the Lessor need not disburse funds in the Project Control Account if an Event of Default shall have occurred and be continuing and (b) the Lessor need not disburse funds in the Project Control Account as contemplated by (S)4.4.3(b) (tenth) if a Default exists. All moneys and/or investments constituting the Project Control Account and/or interest earned thereon shall serve as Collateral for the Lessee Obligations, and the Lessee hereby grants to the Lessee, to secure the payment and performance in full of all Lessee Obligations, a continuing security interest in and lien upon and with respect to, and so pledges and assigns to the Lessor, such Account and all moneys and other assets contained therein or constituting such Account.

     4.4.4.  Reserve Accounts.
             ----------------

     (a) Notwithstanding anything to the contrary stated herein, the Lessor and the Lessee desire to, and do hereby, create within the Project Control Account (or at the option of the Lessor in segregated interest-bearing accounts for which the Lessee will pay any applicable administrative fees and expenses) (i) a debt service reserve account (the "Retained Revenue Reserve Account") in an amount equal at all times to the aggregate of the payments of Basic Rent due from the Lessee on the next six (6) succeeding Rental Payment Dates (the "Retained Revenue Amount") and (ii) a maintenance reserve account (the "Major Maintenance Reserve Amount") in an amount as determined pursuant to (S)4.4.4
(b)(ii) below (the "Major Maintenance Account"). All moneys and/or investments constituting the Retained Revenue Reserve Account and the Major Maintenance Reserve Account and/or interest earned thereon (whether held in the Project Control Account, any such segregated account or in any Permitted Investment) shall serve as Collateral for the Lessee Obligations, and the Lessee hereby grants to the Lessee, to secure the payment and performance in full of all Lessee Obligations, a continuing security interest in and lien upon and with respect to, and so pledges and assigns to the Lessor, such Accounts and all moneys and other assets contained therein or constituting such Accounts.

     (b) (i) On the Closing Date, the Lessee shall deposit $660,000 in the Retained Revenue Reserve Account.

          (ii) On the Closing Date and by [January 15] of each year thereafter, commencing [January 15, 2002], the Lessee shall deliver to the Lessor a certificate of its Chief Financial Officer, together with appropriate supporting information (which certificate and supporting information shall be satisfactory to the Lessor), documenting all amounts expended by the Lessee on maintenance of the Equipment during the preceding calendar year. On each Withdrawal Date, the Lessor will deposit in the Major Maintenance Reserve Account an amount equal to one-twelfth (1/12) of the amount allocated for major maintenance activities in the Annual Facility Budget.

     (c) (i) To the extent that funds (other than the Retained Revenue Amount) are insufficient to make the applications required by subsections first through eighth of (S)4.4.3(b), the Lessor may in its sole and absolute discretion, and in no event shall be obligated to, disburse funds from the Retained Revenue Reserve Account in order to make such applications.

          (ii) Upon written request of the Lessee subject to the remainder of this subsection (c)(ii), the Lessor shall disburse funds from the Major Maintenance Reserve Account as necessary for the Lessee to maintain properly the Equipment. If Lessor disputes the reasonableness or necessity of any amount so requested by Lessee, the

Independent Engineer shall review Lessee's request together with such other information as the Independent Engineer deems necessary or desirable, and shall determine the amount that should be disbursed from the Major Maintenance Reserve Account for the purposes requested by Lessee. In reviewing Lessee's request as aforesaid, the Independent Engineer will review, but shall not be bound to follow, Lessee's prior maintenance practices at the Facility. The Independent Engineer's written determination as aforesaid will be binding on Lessor and Lessee. No such disbursement shall be made without certification and other relevant documentation from the Lessee, in form and substance reasonably satisfactory to the Lessor, that such maintenance is so necessary and has been performed or will be performed in a timely manner and as contemplated.

          (iii) Upon the occurrence and during the continuance of a Default or an Event of Default, the Lessor need not disburse any funds in the Retained Revenue Reserve Account to the Lessee or to any Person for or on behalf of the Lessee. Upon the occurrence and during the continuance of an Event of Default, the Lessor need not disburse any funds in the Major Maintenance Reserve Account.

          (iv) If funds from the Retained Revenue Account have been disbursed pursuant to (S)4.4.4(c)(i) for two (2) consecutive months, then the Lessor may, but shall not be obligated to, apply any amounts then remaining in the Retained Revenue Reserve Account and/or the Major Maintenance Reserve Account as a prepayment of Basic Rent.

          (v) Upon the payment in cash in full of the Rent and satisfaction in full of all other Lessee Obligations, the Lessor will deliver to the Lessee any funds remaining in the Retained Revenue Reserve Account or the Major Maintenance Reserve Account.

4.5  Optional Prepayments of Rent. The Lessee shall have the right to prepay,
     ----------------------------
in whole or in part, upon not fewer than five (5) Business Days irrevocable written notice to the Lessor, Basic Rent. Any such prepayment of Basic Rent shall be in a minimum amount of $_________ or in integral multiples thereof. Simultaneously with such prepayment, the Lessee shall pay to the Lessor, in cash, the Prepayment Fee, all other amounts accrued and owing hereunder and all costs and expenses incurred by the Lessor due to such prepayment, including, without limitation, costs for breakage of funding and any hedges related thereto. All amounts to be prepaid with respect to the Transaction pursuant to this (S)4.5 shall be applied to scheduled installments of Basic Rent in inverse chronological order.

4.6. Mandatory Prepayment of Rent.
     ----------------------------

     4.6.1. Upon the termination or expiration of the Easement Agreement, the Sales Agreement, the Utility Agreement, the Operations and Maintenance Agreement or any other Project Document prior to _________, 2013 or upon the occurrence of any event which, but for the passage of time or the giving of notice or both, would permit such termination or expiration, all Basic Rent, together with all other amounts accrued and owning hereunder, immediately shall be prepaid in full. Simultaneously with such prepayment, the Lessee shall pay to the Lessor, in cash, all costs and expenses incurred by the Lessor due to such prepayment, including, without limitation, costs for breakage of funding and any hedges related thereto.

     4.6.2. Upon the occurrence of an Event of Loss with respect to all or substantially all of the Facility (including the Equipment), the Project Site, the Host Site and/or the Landfill Project, all Basic Rent, together with other amounts accrued and owning hereunder, immediately shall be prepaid in full. Simultaneously with such prepayment, the Lessee shall pay to the Lessor, in cash, all costs and expenses incurred by the Lessor due to such prepayment, including, without limitation, costs for breakage of funding and any hedges related thereto. No Prepayment Fee shall be required of the Lessee in the event of a mandatory prepayment of the Transaction pursuant to this (S)4.6.2.
However, the Lessee shall be fully liable for any and all premiums and fees payable under any of the Project Documents as a result of such Event of Loss.

     4.6.3. The Lessee shall prepay Basic Rent, without premium, penalty or prepayment fee, to the extent such payment may be required under subsection ninth of (S)4.4.3(b).

4.7. Changed Circumstances. In case any law, regulation, treaty or official
     ---------------------
directive or the interpretation or application thereof by any court or by any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law) or any other significant change in the marketplace for financings similar to the Transaction:

     (i) subjects the Lessor to any tax with respect to payments of Rent or any other amounts payable hereunder by the Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of the Lessor imposed by the United States of America or any political subdivision thereof), or

     (ii) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans or leases by, the Lessor, or

     (iii) imposes upon the Lessor any other condition with respect to its performance under this Agreement or any other Lease Document,

and the result of any of the foregoing is to increase the cost to the Lessor, reduce the income receivable by the Lessor or impose any expense upon the Lessor with respect to providing or maintaining the financing contemplated by this Agreement and the other Lease Documents, the Lessor shall notify the Lessee thereof. The Lessee agrees to pay to the Lessor the amount of such increase in cost, reduction in income or additional expense as Additional Rent as and when such cost, reduction or expense is incurred or determined, upon presentation by the Lessor of a statement in the amount and setting forth the Lessor's calculation thereof, which statement shall be deemed true and correct absent manifest error.

4.8  Taxes. The Lessor shall make all payments of Rent and other amounts
     -----
required under this Agreement or any other Lease Document without any deduction or withholding for any taxes or duties, unless and to the extent any such deduction or withholding is required by applicable law, in which case the Lessee shall, unless otherwise requested by the Lessor, gross up the payment to the extent necessary to insure that the Lessor receives the full amount it would have received had such deduction or withholding not been effected.

                                   ARTICLE 5
                           CONDITIONS OF TRANSACTION

5.1. Conditions Precedent. The obligation of the Lessor to effect the
     --------------------
Transaction shall be subject to the satisfaction of the following conditions precedent:

     5.1.1.  Documents.
             ---------

          (a) Each of the Lease Documents shall have been duly authorized, executed and delivered by the respective parties or party thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Lessor.

          (b) Each of the Project Documents shall have been duly authorized, executed (to the extent requiring execution) and delivered by the respective parties or party thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Lessor.

     5.1.2.  Authorization. All action necessary, in the Lessor's sole
             -------------
judgment, for the valid execution, delivery and performance by the Lessee of this Agreement and by the Lessee, the Parent and/or ITG of the other Lease Documents and the Project Documents to which the Lessee, the Parent and/or ITG is or is to become a party shall have been duly and effectively taken.

     5.1.3.  Collateral and Equipment. The Collateral shall be
             ------------------------
unconditionally owned by the Lessee. None of the Collateral (including, without limitation, the Equipment) shall be subject to any Liens, whether inferior or superior to the Lease Documents or the Security Documents, except as may be permitted pursuant to (S)10.2. All real estate taxes, personal property taxes and other municipal charges relating to any of the Collateral (including, without limitation, Equipment) shall be current. All real estate and tangible personal property constituting or intended to constitute Collateral (including, without limitation, Equipment) shall comply with all Legal Requirements and the provisions of all Approvals. No third party (other than the Host with respect to the Easement Agreement and the Sales Agreement or the Utility with respect to the Utility Agreement) shall have any right, whether superior, subordinate or otherwise, that the Lessor determines, in its sole and absolute discretion, might conflict, compete or interfere with any interest of the Lessee in, to, under or with respect to any Project Agreement, the Facility, the Project Site, the Landfill Project or the Host Site.

     5.1.4.  Validity of Liens. The Security Documents shall be effective to
             -----------------
create in favor of the Lessor a legal, valid and enforceable first lien and security interest in the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Lessor to protect and preserve such lien and security interest shall have been duly effected. The Lessor shall have received evidence thereof in form and substance satisfactory to the Lessor.

     5.1.5.  Closing Fee; Other Expenses. The Lessee shall have paid to the
             ---------------------------
Lessor all of the Closing Fee contemplated by (S)6.1 and, all fees and expenses of the Lessor's counsel, the Independent Engineer, and the other consultants, if any, billed and owing as of the Closing Date or anticipated to be billed and owing incident to services rendered or expenses incurred, or to be rendered or incurred, in connection with any post-closing matters, in each case to the extent then invoiced by the Lessor to the Lessee.

     5.1.6.  Taxes, Fees and Charges. All taxes, fees and other charges in
             -----------------------
connection with the execution, delivery, recording, filing and registration of the Lease Documents or Project Documents shall have been paid or provisions for such payment shall have been made to the satisfaction of the Lessor.

     5.1.7.  Performance; No Default. The Lessee, the Parent and/or ITG, as
             -----------------------
the case may be, shall have performed and complied with all terms and conditions required to be performed or complied with by it herein, or under any of the other Lease Documents or any of the Project Documents, on or prior to the Closing Date. On the Closing Date, there shall exist no Default or Event of Default under the Lease Documents, or default or event of default under the Project Documents.

     5.1.8.  Representations and Warranties. Each of the representations and
             ------------------------------
warranties made by the Lessee, the Parent and/or ITG, as the case may be, in the Lease Documents or otherwise made by or on behalf of the Lessee, the Parent and/or ITG in connection therewith or after the date thereof shall have been true and correct in all respects when made and shall be true and correct in all respects on the Closing Date.

     5.1.9.  Proceedings and Documents. All proceedings in connection with
             -------------------------
the transactions contemplated by this Agreement and the other Lease Documents shall be satisfactory to the Lessor in form and substance, and the Lessor shall have received all information and such counterpart originals or certified copies of such documents and such other certificates, opinions or documents as the Lessor may reasonably require.

     5.1.10. No Legal Action. No action or proceeding shall have been
             ---------------
instituted, nor shall any governmental action be threatened, before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency, to set aside, restrain, enjoin or prevent the performance of any Project Document or any Lease Document or any transaction contemplated thereby.

     5.1.11. No Legal Impediments to Projects. There shall be no Legal
             --------------------------------
Requirements or Approvals which shall prohibit or adversely limit any portion of the Facility or, to Lessees' knowledge, the Landfill Project for their respective intended purposes, nor shall there be outstanding, (a) with respect to the Facility and/or the Project Site, any uncured violation of any Legal Requirement, Approval or requirement of any current insurer of all or any part of the Facility or the Project Site or (b) to Lessees' knowledge, with respect to the Landfill Project and/or the Host Site, any uncured violation of any Legal Requirement, Approval or requirement of any current insurer of all or any part of the Landfill Project or the Host Site.

     5.1.12. Approvals Obtained and Maintained. All Approvals of every
             ---------------------------------
nature whatsoever which shall be reasonably necessary in order to allow the Facility and the ownership, use, operation and maintenance of the Facility (and which are necessary in order to comply with any Project Document and all other contracts currently in existence in respect of the Facility) or the Landfill Project shall have been duly and finally received with all appeal periods therefrom having elapsed and with no appeal having been taken therefrom. No violations shall exist under the terms of any such Approval, nor shall any public official or agency asserted any such violation.

     5.1.13. Eminent Domain. Neither the Facility, the Landfill Project, the
             --------------
Host Site, the Utility Substation, nor the Project Site, nor any portion of any thereof, shall have been taken by eminent domain, and there shall exist no threat of such a taking.

     5.1.14. No Damage. Neither the Facility, the Landfill Project, the Host
             ---------
Site the Project Site, nor the Utility Substation, any portion thereof, shall have been injured or damaged in any material respect by fire, explosion, accident, flood or other casualty.

     5.1.15. No Material Adverse Effect. There shall not have occurred, at
             --------------------------
any time from the date of the Initial Financial Statement to and including the Closing Date, (a) any event having a Material Adverse Effect or (b) any material adverse effect on the business, financial condition, assets or operations of the Parent, ITG, the Host or the Utility, or on the ability of the Parent, ITG, the Host or the Utility, as the case may be, to perform its respective obligations under or consummate the transactions contemplated by any of the Lease Documents or the Project Documents.

     5.1.16. Deliveries. The following items or documents, in form and
             ----------
substance satisfactory to the Lessor, shall have been delivered by the Lessee to the Lessor:

          (a) copies, certified by the Secretary of State of the Ohio, of the Lessee's and the Parent's Charter Documents and copies, certified by the Secretary of State of Delaware, of ITG's Charter Documents;

          (b) true copies of the resolutions of the Directors (and, if applicable, shareholders) of each of the Lessee, the Parent and ITG authorizing the transactions described herein and the documents to which such entity is a party;

          (c) fully executed originals of all Lease Documents;

          (d) true copies of fully executed originals of all Project Documents;

          (e) copies of all Approvals and private approvals required in connection with (i) the ownership, construction, leasing, operation and maintenance of the Facility (with all appeal periods therefrom having elapsed with no appeals having been taken or, if taken, finally resolved in favor of the Lessee, and with no violations of the terms thereof existing);

          (f) copies of the Financial Statements described in (S)7.7;

          (g) evidence of no prior Liens, except as otherwise permitted by
(S)10.2;

          (h) certificates of insurance which comply in all respects with the requirements set forth in (S)9.4;

          (i) favorable legal opinions from the Lessee's, Parent's and ITG's counsel, addressed to the Lessor;

          (j) evidence that the Facility (including the Equipment), the Project Site and the Project Documents are in material compliance with all Legal Requirements and Approvals;

          (k) evidence that all filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Lessor to effect, protect and preserve a legal, valid and enforceable first lien and security interest in the Collateral have been duly effected, that the construction and installation of the Facility (including the Equipment) have been completed in full compliance with and as contemplated by the Plans and Specifications, and that the Facility (including, without limitation, the Equipment) is functioning in full compliance with and as contemplated by the Plans and Specifications;

          (l) the results of a UCC-11 search (or similar search satisfactory to the Lessor) conducted by the Lessee (or on its behalf) listing each of the Lessee, the Parent, ITG, the Host and other relevant Persons as debtor;

          (m) a certificate dated the Closing Date and signed by the Chief Executive Officer of the Lessee stating, among other things, that as of the Closing Date (i) no Default or Event of Default has occurred and is continuing,
(ii) each of the Lessee, the Parent and ITG has taken all actions required of it under the Lease Documents, (iii) all representations and warranties made by or on behalf of the Lessee, the Parent and/or ITG in connection with the transactions contemplated by the Lease Documents are true and accurate and (iv) all conditions precedent to the Transaction are fully satisfied on the Closing Date;

          (n) a certificate signed by the Chief Executive Officer of the Lessee, the Parent or ITG, as applicable, dated as of the date hereof, (i) giving the name and title and bearing a specimen signature of each individual who shall be authorized (x) to sign, in the Lessee's and/or the Parent's and/or ITG's name and on its respective behalf, each of the Lease Documents to which the Lessee or the Lessor, as the case may be, is or is to become a party and (y) to give notices and to take other action on the Lessee's and/or the Parent's and/or ITG's behalf under the Lease Documents, (ii) stating that the Charter Documents delivered to the Lessor in accordance with Section 5.1.16(a), copies of which shall be attached as an exhibit to said certificate, are then in full force and effect, (iii) stating that the Project Documents delivered to the Lessor in accordance with Section 5.1.16(d), copies of which shall be attached as an exhibit to said certificate, are true and complete copies of the original thereof and are then in full force and effect and (iv) stating that the copy of each resolution delivered to the Lessor in accordance with Section 5.1.16(b), which copies shall be attached as an exhibit to said certificate, is true and complete and that there exist no other resolutions dealing with the subject matter thereof;

          (o) a report of the Independent Engineer to the effect that the Facility (including the Equipment) is functioning properly and has been adequately maintained;

          (p) such other documents, agreements, opinions, certificates (including, without limitation, customary certificates of the Lessee with respect to the truth and accuracy of the representations and warranties made herein by the Lessee) relating to the Facility, the Landfill Project and/or the Lease Documents as may be required by the Lessor, including, without limitation, all items set forth on the so-called "Closing Checklist";

          (q) if required by the Lessor, reports from qualified professionals acceptable to the Lessor, addressed to the Lessor prepared in accordance with the Lessor's protocols, indicating the acceptability of the environmental risk associated with the Landfill, the Host Site, the Facility and the Project Site, addressing the existence of any Hazardous Materials at, or which may affect, the Landfill, the Host Site, the Facility and/or the Project Site, and the compliance of the Landfill, the Host Site, the Facility and the Project Site with Legal Requirements and Approvals;

          (r) a title policy or policies (collectively, the "Title Policy") from a title insurance company approved by the Lessor (the "Title Company"), insuring the priority of the lien of the Leasehold Mortgage, to the extent of the aggregate amount of all Basic Rent, as being in accordance with applicable requirements of this Agreement, together with such affirmative coverages as the Lessor may require;

          (s) a budget with respect to the Facility for the calendar years ending December 31, 2001 and December 31, 2002 (including an operating expense budget with appropriate provisions made for maintenance of the Equipment), which budgets shall be satisfactory in form and substance to the Lessor in its sole and absolute discretion, taking into consideration, but not being bound by, the Lessee's prior operating budgets for the Facility;

          (t) a true and correct copy of the most recent budget for the Facility;

          (u) a true and correct copy of the notice from the Utility evidencing that the Buy Date (as defined in the Utility Agreement) has occurred and the date thereof;

          (v) a true and correct copy of the Host's notice of acceptance of the Facility (including, without limitation the Equipment), which notice shall be reasonably satisfactory in form and substance to the Lessor;

          (w) a waiver from each mortgagee or other Person with an interest in the Landfill Project, the Host Site, Project Site and the Host Facility, which waiver shall be reasonably satisfactory in form and substance to the Lessor; and

          (x) any other items required by the Lessor in connection with the Landfill, the Host Site, the Facility, the Project Site or the Lessor.

     5.1.17. Notices. All notices required by any Government Authority under
             -------
applicable Legal Requirements to be filed with respect to the Facility shall have been filed.

     5.1.18. Bankruptcy Remoteness. The Charter Documents, governance and
             ---------------------
control of the Lessee shall have been amended to accomplish so-called "bankruptcy remote" status satisfactory to the Lessor in the exercise of its sole and absolute discretion.

     5.1.19. Waiver. Any waiver by the Lessor of any of the conditions
             ------
precedent contained herein for the Transaction shall not be deemed to be a waiver by the Lessor of any other obligation of the Lessee hereunder.

     5.1.20. Lessor Satisfaction. Lessor shall be satisfied, in Lessor's sole
             -------------------
discretion, with the results of its investigation and review of all matters related to the Landfill, the Host Site, the Facility, the Project Site or the Lessor.

                                   ARTICLE 6
                               GENERAL PROVISIONS

6.1. Closing Fee. On the date of execution of this Agreement, the Lessee
     -----------
shall pay to the Lessor a closing fee in an amount equal to one and one-half percent (1.5%) of the Purchase Price (the "Closing Fee").

6.2. Authorization.
     -------------

     6.2.1.  Authorized Representatives. The Lessee authorizes the Lessor to
             --------------------------
rely upon the continuing authority of the persons, officers, signatories or agents hereafter designated ("Authorized Representatives") to bind the Lessee with respect to all matters pertaining to the Transaction, including, but not limited to, (a) the execution, in the Lessee's name and on its behalf, of each of the Lease Documents and Project Documents to the extent such signature is required and (b) the giving of notice or the taking of other action on the Lessee's behalf. Such authorizations may be changed only upon written notice to the Lessor accompanied by reasonable evidence of the authority of the person giving such notice and such notice shall be effective not sooner than five (5) Business Days following receipt thereof by the Lessor. The present Authorized Representatives are listed on Schedule 6.2.1.
                              --------------

     6.2.2.  Project Control Account. The Lessee authorizes the Lessor to
             -----------------------
deduct from the Project Control Account the amount of any payment due from the Lessee, the Parent and/or ITG to the Lessor under this Agreement or the other Lease Documents. The failure of the Lessor to deduct any such payment from the Project Control Account shall not affect or limit the Lessee's and/or the Parent's and/or ITG's obligation to make such payment.

6.3. Indemnification. The Lessee shall, at all times, both before and after
     ---------------
full payment and satisfaction of all Lessee Obligations, at its sole cost and expense, assume liability for and defend, indemnify, exonerate and save harmless the Lessor, its members and its managers, and its and their respective shareholders, partners, members, managers, officers, directors, agents, servants, and employees, and all others claiming by, through or under any of them, and the successors and assigns of any of them (each such Person, including, without limitation, the Lessor and its members and managers, an "Indemnified Party") from and against, and does hereby agree to pay, when due, as Additional Rent, any and all claims, expenses, damages, losses or liabilities incurred by the Indemnified Party, including, without limitation, attorneys' and experts' fees and disbursements, including, without limitation, appraisal fees, court costs and fees of architects and engineers, of whatever nature, whether foreseen or unforeseen, which may at any time (including, without limitation, before or after discharge or foreclosure of any of the Lease Documents) be imposed upon, incurred by or asserted or awarded against any Unit or any Indemnified Party and in any way relating to or arising from or out of:

     (a) environmental matters to the extent set forth in either Environmental Indemnity Agreement (it being expressly acknowledged by the Lessee that each Environmental Indemnity Agreement provides that certain provisions thereof shall survive any foreclosure or any modification, release or discharge of any or all of the Security Documents or the payment of all Basic Rent and shall inure to the benefit of the Lessor and its successors and assigns);

     (b) any liability for damage to person or property arising out of any violation of any Legal Requirement, any Approval and/or any Project Document;

     (c) any act, omission, negligence or conduct (i) occurring on or related to any portion of the Host Site, the Project Site, the Landfill Project or the Facility (including the Equipment), or (ii) arising, or claimed to have arisen, out of any act, omission, negligence or conduct of the Lessee or any representative, lenders, agent, or contractor of the Lessee, occupant of the Host Site or the Project Site (including the Equipment) or invitee thereof, or (iii) which otherwise is in any way related to all or any portion of the Landfill Project or the Facility;

     (d) any liability asserted against, imposed or incurred by the Lessor in connection with or as a result of (i) the Assignment of Contracts, the Collateral Assignment of Project Contracts or the Leasehold Mortgage, (ii) the exercise of any rights and remedies under any of the leases or other agreements referred to in the Assignment of Contracts, the Collateral Assignment of Project Contracts or the Leasehold Mortgage or (iii) by reason of any alleged obligations or undertakings of the Lessor to perform or discharge any of the terms, covenants or agreements contained in any of such leases or other agreements;

     (e) without limitation the generality of the foregoing, the manufacture, purchase, acceptance or rejection, ownership, delivery, lease, use, possession, operation, condition, repair, replacement, reconstruction, return or other disposition of any Unit, including without limitation those in any way relating to or arising out of or alleged to arise out of (i) any latent or other defects whether or not discoverable by the Lessor or the Lessee, (ii) any claim for patent, trademark or copyright infringement,
     (iii) any claim based on strict liability in tort and (iv) any and all license fees, assessments and sales, use, rent, property and other taxes now or hereafter imposed by any federal, state or local government upon any Unit or its use or payment hereunder, or upon this Agreement (excluding, however, taxes, fees and other charges based upon or measured by any Indemnified Party's net income), whether the same shall be payable by or billed or assessed to such Indemnified Party or the Lessee, together with any penalties or interest in connection therewith; or

     (f) (i) the preparation for, commencement and the continuation of the Lessor's rights relating to any Event of Default, whether or not the Lessor pursues such enforcement, (ii) reasonable expenses incurred by the Lessor if made a party to any action by a third party or in participating in any other legal proceeding relating to the Equipment, the Collateral or the Lease Documents, (iii) reasonable expenses incurred by the Lessor in exercising any right of self help pursuant to the Assignment of Contracts, the Collateral Assignment of Project Contracts, the Leasehold Mortgage or any other Security Document, (iv) any reasonable expenses incurred by the Lessor in administering the disposition of insurance proceeds or eminent domain proceeds or in considering matters for which the

     Lessee requests the Lessor's approval pursuant to, or which would otherwise be a violation of, the Lease Documents, and (v) all other reasonable expenses incurred by the Lessor in connection with the Lessee Obligations.

     In addition, the Lessee will defend with counsel of the Lessor's selection (but with the approval of Lessee, which approval shall not be unreasonably withheld, and at the Lessee's expense), indemnify, exonerate and save harmless each Indemnified Party from and against any and all claims, expenses, damages, losses or liabilities relating to any personal injury (including death) or property damage asserted against any Indemnified Party on account of any act performed or omitted to be performed in any way related to the Equipment and/or the Collateral or on account of any transaction under any Lease Document. The Lessee shall be obligated under this section irrespective of whether any Indemnified Party shall also be indemnified with respect to the same matter under any other agreement by any other Person. In the event the Lessee is required to make any payment under this section, the Lessee shall pay to each Indemnified Party any amount which after deduction of all taxes required to be paid by such Party in respect of the receipt of such payment (after giving credit for any savings in respect of any such taxes by reason of deductions, credits or allowances available to the Indemnified Party in respect of the payment of the expense indemnified against and of such other taxes) shall be equal to the amount of such payment. The Lessee and the Lessor shall each give the other promptly upon obtaining knowledge thereof written notice of any matter hereunder indemnified against; provided, however, that the failure to give such
                               --------  -------
notice shall not in any way affect, impair or diminish the Lessee's obligations hereunder. The obligation of indemnity contained in this Agreement shall survive satisfaction of all or any portion of the Lessee Obligations, discharge and/or release of any Lease Document or foreclosure thereunder.

     Notwithstanding the foregoing provisions of this section, an Indemnified Party shall not be entitled to indemnification in respect of claims, expenses, damages, losses or liabilities arising from acts of its, his or her own gross negligence or willful misconduct to the extent that such gross negligence or willful misconduct is determined by the final judgment of a court of competent jurisdiction, not subject to further appeal, in proceedings to which such Indemnified Party is a proper party. The obligations under this section shall constitute "Lessee Obligations" for all purposes of the Security Documents.

                                   ARTICLE 7
                    REPRESENTATIONS AND WARRANTIES OF LESSEE

     The Lessee represents and warrants to the Lessor on the date hereof (except as specifically noted below) and on the Closing Date that:

7.1. Organization and Qualification. Each of the Lessee, the Parent and ITG
     ------------------------------
(a) is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation; (b) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated; and (c) is duly qualified and in good standing as a foreign corporation and is duly authorized to conduct business in each jurisdiction where the nature of its business requires such qualification.

7.2. Corporate Authority. The execution, delivery and performance of each of
     -------------------
the Lease Documents and the Project Documents to which the Lessee, the Parent or ITG is or is to become a party and the transactions contemplated hereby and thereby are within the power and authority of the Lessee, the Parent or ITG have been authorized by all necessary proceedings, and do not and will not (a) contravene any provision of the Charter Documents of the Lessee, the Parent and/or ITG, as the case may be, or any Legal Requirements applicable to the Lessee, the Parent or ITG, (b) contravene any resolution of the stockholders or of the Directors of the Lessee, the Parent or ITG, (c) contravene any provision of, or constitute an event of default or event that, but for the requirement that time elapse or notice be given, or both, would constitute an event of default under, any other agreement, instrument, order or undertaking binding on the Lessee, the Parent or ITG, or (d) result in or require the imposition of any Lien on any of the properties, assets or rights of the Lessee, the Parent or ITG, other than in favor of the Lessor or otherwise permitted under this Agreement. All consents of any nature necessary for the execution of the Easement Agreement and the Sales Agreement by the Host and the other Project Documents by the parties thereto (other than the Lessee) will be obtained on or prior to the Closing Date.

7.3. Valid Obligations. Each of the Lease Documents and the Project Documents
     -----------------
to which the Lessee, the Parent and/or ITG is or is to become a party and all of its respective terms and provisions are the legal, valid and binding obligations of the Lessee, the Parent or ITG, as the case may be, enforceable in accordance with its respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, and except as the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

7.4. Approvals. The execution, delivery and performance of each of the Lease
     ---------
Documents and the Project Documents to which the Lessee, the Parent and/or ITG is or is to become a party and the transactions contemplated herein and therein do not require (a) any Approval (except filings under the UCC in connection with the Collateral) or (b) the consent or approval of any creditors or trustees for creditors of the Lessee, the Parent and/or ITG, or of any other Person, except for such Approvals.

7.5. Title to Properties; Absence of Encumbrances. Lessee has good and
     --------------------------------------------
marketable title to all of the properties, assets and rights of every name and nature now purported to be owned by it, including, without limitation, such properties, assets and rights as are reflected in the Initial Financial Statement (except such properties, assets or rights as have been disposed of in the ordinary course of business since the date thereof), free from all Liens except Permitted Liens, and, except as so disclosed, free from all defects of title that might materially adversely affect any of such properties, assets or rights. All such properties and assets and all properties which are leaseholds are free and clear of all title defects or objections and Liens of any nature whatsoever, and are not, in the case of real property, subject to any rights of way, building, use or other restrictions, easements, exceptions, variances, reservations or limitations of any nature whatsoever except, with respect to all such properties and assets, (i) provisions of existing building and zoning laws, provided, that, such restrictions do not
                                   --------  ----
prohibit or materially impair the use of the premises or the conduct of the Lessee's business, (ii) Liens for current taxes, assessments and other governmental charges not yet due, (iii) easements and restrictions of record which do not, individually or in the aggregate, prohibit or materially impair the use of the premises or the conduct of the Lessee's business, and (iv) as otherwise disclosed on Schedule 7.5. The rights, properties and other assets
                       ------------
presently owned, leased or licensed by the Lessee and described elsewhere in this Agreement include all rights, properties and other assets necessary to permit the Lessee to conduct its business in all material respects in the same manner as its business has been conducted prior to the date hereof. At the time the Lessee pledges, sells, assigns or transfers to the Lessor any instrument, document of title, security, chattel paper or other property or any proceeds or products thereof, or any interest therein, the Lessee shall be the lawful owner thereof and shall have good right to pledge, sell, assign or transfer the same; none of such properties shall at that time be pledged, sold, assigned or transferred to any Person other than the Lessor or in any way encumbered (other than with respect to Permitted Liens); and the Lessee shall defend the same against the claims and demands of all Persons.

7.6. Insurance. The Lessee maintains insurance with financially responsible
     ---------
insurers which complies with the requirements of 9.4. True and accurate copies of the policies evidencing such insurance have been previously delivered to the Lessor.

7.7. Financial Statements. The Lessee has provided to the Lessor (a) a
     --------------------
balance sheet of each of the Lessee and the Parent as of December 31, 1999, and the statements of income, changes in stockholder's equity and cash flow of each thereof for the fiscal year then ended, and related footnotes, internally compiled by Lessor or the Parent, as the case may be, and (b) an unaudited balance sheet of each of the Lessee and the Parent as of September 29, 2000, and the statements of income, changes in stockholder's equity and cash flow of each thereof for the fiscal period then ended (collectively, the "Initial Financial Statement"). All such financial statements were prepared in accordance with GAAP, consistently applied, and present fairly the financial position of the Lessee and of the Parent, as the case may be, as of such dates and the results of the operations of the Lessee and the Parent, respectively, for such periods. There are no liabilities, contingent or otherwise, not disclosed in any of such financial statements that involve a material amount.

7.8. No Material Adverse Change; No Event of Default; No Payments. Since the
     ------------------------------------------------------------
date of the Initial Financial Statement, which the Lessor has used to underwrite the Transaction, there have been no changes in the assets, liabilities, financial condition or business of the Lessee which could have a Material Adverse Effect. No Default or Event of Default under any Lease Document, or default or event of default under any Project Document, has occurred and is continuing.

7.9. Taxes. The Lessee has filed all federal, state and other tax and
     -----
information returns required to be filed, and has fully paid all taxes, assessments and other governmental charges and levies, including interest and penalties, due from the Lessee except any tax, assessment, charge or levy that is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established and are being maintained in accordance with GAAP and as to which no Lien has been filed to secure such tax, assessment, charge or levy. The Lessee has not executed any waiver of limitations in respect of tax liabilities. The Lessee has established on its books reserves adequate for the payment of all federal, state and other tax liabilities of which it has (or reasonably should have) knowledge. The Lessee has relied exclusively on the advice of its own advisers with respect to the tax and accounting treatment of this Agreement and the other Lease Documents and acknowledges that the Lessor has made no representation or warranty with respect thereto.

7.10.  No Litigation. Except as set forth on Schedule 7.10, there is no
       -------------                         -------------
litigation, arbitration, proceeding or investigation pending or, to the Lessee's knowledge, threatened against the Lessee that, if adversely determined, could result in a material judgment not fully covered by insurance, could result in a forfeiture of all or any substantial part of the property of the Lessee, or could otherwise have a Material Adverse Effect.

7.11.  Compliance with Other Instruments, Laws, Etc. None of the Lessee, the
       --------------------------------------------
Parent nor ITG is in violation of (a) any Charter Document or resolution, (b) any instrument or agreement binding on Lessee or affecting Lessee's property or the Parent's interests in the Lessee which have been or will be pledged to Lessor pursuant to the Pledge Agreement (c) any Legal Requirement or Approval, in a manner which could reasonably expected to have a Material Adverse Effect; nor has the Lessee, the Parent nor ITG received any notice of the violation of any Legal Requirement or Approval from any government or regulatory authority (including, without limitation, all applicable federal and state tax laws, ERISA and Environmental Laws), the consequences of which could have a Material Adverse Effect.

7.12.  Perfection of Liens. Upon execution and delivery of the Security
       -------------------
Documents and the filing of documents thereby required, the Lessor shall have first-priority perfected liens on the Collateral, subject only to Permitted Liens and entitled to priority under applicable law, with no financing statements, chattel mortgages, real estate mortgages or similar filings on record anywhere which conflict with such first-priority liens of the Lessor.

7.13.  Work; Plans and Specifications; Facility. All of the Facility Work
       ----------------------------------------
which has been performed and which is to be performed complies in all material respects with all applicable Legal Requirements and Approvals, including, without limitation, zoning, building and fire codes and health, safety and Environmental Laws, rules and regulations. To the best of Lessee's knowledge, the Landfill Work which has been performed complies in all material respects with all applicable Legal Requirements and Approvals, including, without limitation, zoning, building and fire codes and health, safety and

Environmental Laws, rules and regulations. The Plans and Specifications attached hereto as Exhibit D are a true, correct and complete copy of all plans and
          ---------
specifications, as amended, that relate to the Facility (including the Equipment). The Facility (including the Equipment) has been completed in compliance in all material respects with and as contemplated by the Plans and Specifications, the Facility (including the Equipment) is functioning in compliance in all material respects with and as contemplated by the Plan and Specifications and has, if and to the extent required by any Project Document, been accepted unconditionally and irrevocably by the Host and the Utility pursuant to the Project Documents in accordance with all applicable requirements of the Project Documents.

7.14.  Facility Approvals Obtained. All Approvals necessary for the
       ---------------------------
construction, installation, operation and maintenance of the Facility (including the Equipment) have been obtained so as to comply with all Legal Requirements in all material respects, and the Facility complies in all material respects with all such Approvals. Without limiting the generality of the foregoing, the Facility has been certified and remains, and will after the Transaction is effected remain, a qualifying facility or a qualifying small power facility as defined under PURPA and FERC regulations and practices. No violation exists of any Legal Requirement as it pertains to the Lessee or the Facility. To the best of the Lessee's knowledge, the Landfill Project has all Approvals for the construction, operation and maintenance of the Landfill Project (including the Host Site) in compliance with all Legal Requirements, the Landfill Project complies in all material respects with all such Approvals and no violation exists of any Legal Requirement as it pertains to the Host or the Landfill Project.

7.15.  Environmental Matters. Except as set forth on Schedule 7.15:
       ---------------------                         -------------

     7.15.1. All Approvals which are required under all Environmental Laws in connection with the Facility and the operation of Lessee's business have been obtained, except to the extent failure to have any such Approvals would not have a Material Adverse Effect. The Lessee and Facility are in compliance with the terms and conditions of all such Approvals, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment or injunction issued, entered, promulgated or approved thereunder, except to the extent failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect.

     7.15.2. No notice, notification, demand, request for information, citation, summons or order has been received by Lessee or, to the best of Lessee's knowledge, has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the best of Lessee's knowledge, threatened by any governmental or other entity with respect to any alleged failure by the Lessee to have any Approval required in connection with the operation of the Facility or the conduct of its business or with respect to any Environmental Laws, including, without limitation, Environmental

Laws relating to the generation, treatment, storage, recycling, transportation, disposal or release of any Hazardous Materials. The Lessee has not been identified as a potentially responsible party (as that term has been construed pursuant to CERCLA, or any similar state or local laws) at any site.

     7.15.3. No material oral or written notification of a release of a Hazardous Material has been filed by or on behalf of the Lessee and no property now or previously owned, leased or used by the Lessee is listed or proposed for listing on the National Priorities List under CERCLA, as amended, or, to the best of Lessee's knowledge, on any similar state list of sites requiring investigation or clean-up.

     7.15.4. There are no Liens arising under or pursuant to any Environmental Laws on any of the real property or properties owned, leased or used by the Lessee and no governmental actions have been taken or are in process which could subject any of such properties to such Liens or, as a result of which the Lessee would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

     7.15.5. Neither the Lessee nor, to the Lessee's knowledge, any previous owner, tenant, occupant or user of any property owned, leased or used by the Lessee has (i) engaged in or permitted any operations or activities upon or any use or occupancy of such property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal (whether legal or illegal, accidental or intentional) of any Hazardous Materials on, under, in or about such property, except in compliance with all Environmental Laws, or (ii) transported any Hazardous Materials to, from or across such property except in compliance with all Environmental Laws; nor to the Lessee's knowledge have any Hazardous Materials migrated from other properties upon, about or beneath such property nor, to the Lessee's knowledge, are any Hazardous Materials presently constructed, deposited, stored or otherwise located on, under, in or about such property except in compliance with all Environmental Laws.

7.16.  Disclosure. No representations and warranties made by the Lessee, the
       ----------
Parent and/or ITG in any Lease Document or Project Document or in any other agreement, instrument, document, certificate, statement or letter furnished to the Lessor by or on behalf of the Lessee, the Parent and/or ITG, and no other factual information heretofore or contemporaneously furnished by or on behalf of the Lessee, the Parent and/or ITG to the Lessor, in connection with any of the transactions contemplated by any of the Lease Documents or Project Documents contains any untrue statement of fact or omits to state a fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they are made. Except as disclosed herein, there is no fact which has resulted in, or which could in the future result in, a Material Adverse Effect.

7.17.  Solvency. Both before and after giving effect to the transactions
       --------
contemplated by the Lease Documents and the Project Documents, neither the Lessee nor ITG or, to Lessee's knowledge, the Host or the Utility (i) is insolvent or will be rendered insolvent by the Indebtedness incurred in connection therewith, (ii) has or will be left with unreasonably small capital with which to engage in its business,
(iii) has incurred or will incur Indebtedness beyond its ability to pay such Indebtedness as it matures, and (iv) has or will fail to have assets (both tangible and intangible) having a present fair salable value in excess of the amount required to pay the probable liability on its then existing debts (whether matured or unmatured, liquidated or unliquidated, absolute fixed or contingent).

7.18.  No Broker. None of the Lessee, the Parent, ITG, nor anyone acting on
       ---------
its behalf, has dealt with any broker, finder or other person or entity who or which may be entitled to a broker's or finder's fee, or other compensation, payable by the Lessor in connection with any transaction contemplated by the Lease Documents or the Project Documents. To Lessees' knowledge, no broker's or finder's fees (or the like) has or may be incurred by or on behalf of the Lessee, the Parent and/or ITG in connection with any transaction contemplated by the Lease Documents or the Project Documents. The Lessee agrees to defend, save harmless and indemnify the Lessor from any and all such claims on account thereof. This provision shall survive the payment of the Rent and payment and performance of all other Lessee Obligations, and shall continue in full force and effect so long as the possibility of any such claim exists.

7.19.  Project Contractors Paid To Date. No Project Contractor has performed
       --------------------------------
any Facility Work which remains unpaid other than in the ordinary course of business for no more than thirty (30) days.

7.20.  Labor Relations. The Lessee is not engaged in any unfair labor
       ---------------
practice.  Except as disclosed on Schedule 7.20, there is not pending nor
                                  -------------
threatened against the Lessee (i) any unfair labor practice complaint before the National Labor Relations Board, (ii) any grievance or arbitration proceeding arising out of or under any collective bargaining agreement, and (iii) any labor dispute, slowdown or stoppage. To the Lessees' knowledge, no union representation question exists with respect to any employees of the Lessee and no union organizing activities are taking place with respect to any employees of the Lessee.

7.21.  Certain Transactions. Except as disclosed on Schedule 7.21, Lessee is
       --------------------                         -------------
not a party to any agreement:

     (a) with any officer, partner, member, manager, stockholder, director or employee of the Lessee (other than agreements relating to services rendered as employees, officers and directors) requiring payments to or from any such officer, partner, member, manager, stockholder, director or employee of the Lessee; or

     (b) requiring payments to or from any corporation, partnership, trust or other entity in which

     (i) any officer, partner, member, manager, stockholder, director or employee of the Lessee,

     (ii) any natural person related to such officer, partner, member, manager, stockholder, director or employee, or

     (iii) any other Person in which such officer, partner, member, manager, stockholder, director or employee has a direct or indirect beneficial interest,

has a substantial direct or indirect beneficial interest or is an officer, director, member, manager, stockholder, trustee or partner. The agreements that are the subject of this section include, but are not limited to, any contract, agreement or other arrangement for the furnishing of services or the rental of real or personal property.

7.22.  Restrictions on Lessee. None of the Lessee, the Parent nor ITG is a
       ----------------------
party to or bound by any contract, agreement or instrument, or subject to any charter or other corporate restriction, having a Material Adverse Effect.

7.23.  Products Liability. Except as disclosed on Schedule 7.23, there
       ------------------                         -------------

     (a) is no claim which has not been settled prior to the date hereof by or before any governmental agency or authority against or involving the Lessee concerning any product designed, manufactured, shipped, sold, delivered or installed by or on behalf of the Lessee which is pending or, to the Lessee's knowledge, threatened, relating to or resulting from an alleged defect in design, manufacture, materials or workmanship of any such product, an alleged failure to warn as to the condition or use of any such product, or an alleged breach of implied warranties or representations made with respect to any such product, nor is there any valid basis for any such claim;

     (b) has not been any Occurrence involving claims or threatened claims in writing against the Lessee in excess of $25,000 which has not heretofore been settled;

     (c) has not been any product recall, rework or post-sale warning or similar action (collectively, "Recalls") conducted with respect to any products designed, manufactured, shipped, sold, delivered or installed by or of the Lessee, or any investigation, to the Lessee's knowledge, or consideration of or decision made by the Lessee concerning whether to undertake or not undertake, any Recalls; and

     (d) to the Lessee's knowledge, are no material defects in design, manufacturing and materials or workmanship, including any failure to warn, or any breach of express or implied warranties or representations, which involve any product designed, manufactured, shipped, sold, delivered or installed by or on behalf of the Lessee.

For the purposes of this section, the term "Occurrence" means any accident, happening or event which occurs or has occurred at any time within five (5) years prior to the effective date of this Agreement which is caused by hazard or defect in manufacture, design, materials or workmanship, including any failure to warn or any breach of express or implied warranties or representations with respect to a product designed, manufactured, shipped, sold, delivered or installed by or on behalf of the Lessee which results in injury or death to any person or damage to or destruction of property (including damage to or destruction of the product itself, except for products returned, repaired or replaced in the ordinary course of business).

7.24.  Year 2000.    All hardware and software products used by the Lessee in
       ---------
the administration and the business operations of the Lessee are able to accurately process date data (including, but not limited to calculating, comparing and sequencing) from, into and between the twentieth century (through year 1999), the year 2000 and the twenty-first century, including leap year calculations, when used in accordance with the product documentation accompanying such hardware and software products.

7.25.  Project Contracts. The Lessee has delivered to the Lessor true,
       -----------------
correct and complete copies of all Project Contracts.

7.26.  Equipment.
       ---------

     (a) The Lessee, at its own cost and expense, shall service or cause to be serviced and, unless an Event of Loss has occurred, repair, maintain and overhaul each Unit so as to keep it (i) in as good operating condition as it was when delivered to the Lessee hereunder, ordinary wear and tear excepted, and
(ii) in such condition as shall meet all applicable federal, state or local laws or regulations.

     (b) The Lessee has placed and shall maintain in a prominent place on each Unit (except as otherwise specifically noted on the Lease Schedule) an insignia, plate or other identification of reasonable size in relation to the size of the Unit bearing the inscription "LEASED FROM ABB ENERGY CAPITAL L.L.C." or such other inscription as may from time to time be reasonably requested by the Lessor.

     (c) All of the Equipment is located, and shall remain located, at the Project Site.

7.27.  Prior LFG Sales Agreement Equipment.    To the best of the Lessee's
       -----------------------------------
knowledge, each of the Landfill Gas Sales Agreement, dated July 22, 1993, among the Host, the Lessee Regenco Corporation and certain other parties and the Gas Purchase and Lease Agreement, dated December 15, 1981, as amended April 2, 1986, between F and L Realty and American Gas Recovery Corporation and the related assignment to American Alternate Energy, Ltd. and American Biosource Partners, LP-1, has been completely terminated, is null and void and of no further force or effect and neither the Host nor the Lessee has any outstanding obligations thereunder to the other. As a condition to closing hereunder, the Host will confirm the foregoing in writing in a manner satisfactory to the Lessor.

                                   ARTICLE 8
                    REPRESENTATIONS AND WARRANTIES OF LESSOR

     The Lessor represents and warrants to the Lessee as the date hereof and as the Closing Date that:

8.1. Title. The Lessor has received whatever title to the Equipment was
     -----
conveyed to it by the Lessee and that the Equipment is free of Liens which may result from any claims against the Lessor, except to the extent that such Liens arise from the failure of the Lessee to perform any of the Lessee's obligations hereunder.

8.2. Corporate Authority. The Lessor has full power and authority to lease
     -------------------
the Equipment to the Lessee in accordance with the terms hereof.

8.3. Warranties. THE WARRANTIES OF THE LESSOR SET FORTH IN THIS ARTICLE 8 ARE
     ----------
EXCLUSIVE AND IN LIEU OF ALL OTHER REPRESENTATIONS OR WARRANTIES OF THE LESSOR WHETHER STATUTORY, WRITTEN, ORAL OR IMPLIED, AND THE LESSOR HAS NOT MADE AND DOES NOT HEREBY MAKE, NOR SHALL IT BE DEEMED BY VIRTUE OF HAVING LEASED THE EQUIPMENT PURSUANT TO THIS AGREEMENT TO HAVE MADE, ANY REPRESENTATION OR WARRANTY AS TO THE MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, DESIGN OR CONDITION OF, OR AS TO THE QUALITY OF THE WORKMANSHIP IN, THE EQUIPMENT, but the Lessor authorizes the Lessee, at the Lessee's expense, to assert during the Term, so long as no Default or Event of Default shall have occurred and be continuing, all of the Lessor's rights under any previous manufacturer's, vendor's or dealer's warranty with respect to the Equipment, and the Lessor agrees to cooperate with the Lessee in asserting such rights in order to obtain the benefit thereof; provided, however, that the Lessee shall not attempt to
                     --------  -------
enforce such rights unless (i) the Lessee shall first notify the Lessor of the Lessee's intention to enforce such rights and shall furnish to the Lessor such information with respect thereto as the Lessor may reasonably request and (ii) the enforcement of the rights does not, in the Lessor's reasonable judgment, involve any danger of sale, forfeiture or loss of any Unit or create the danger of the Lessor's incurring criminal liability or other liability for which indemnification by the Lessee, satisfactory to the Lessor, of the Lessor and all other Indemnified Parties is not provided. Any amount received by the Lessee as payment under any warranty pursuant to the above authorization shall be applied to restore the Equipment to as good a condition as it was or should have been (but for defects giving rise to such payment under warranty) when delivered by the Lessee to the Lessor hereunder, ordinary wear and tear excepted, with the balance of such amount, if any, to be paid over to the Lessor unless such balance was paid or awarded to the Lessee as compensation for any interruption in the use of the Equipment or other damage suffered by the Lessee during the Term in which case such balance shall be deposited in the Project Control Account. The provisions of this section have been negotiated and agreed to by the parties hereto and, except to the extent otherwise expressly provided in this section, are intended to be a complete negation and exclusion of any representations or warranties by the Lessor, express or implied, whether arising pursuant to the UCC or any similar law now or hereafter in effect, or otherwise.

                                   ARTICLE 9
                             AFFIRMATIVE COVENANTS

     Until the payment, performance and other satisfaction in full of all of the Lessee Obligations, the Lessee covenants as follows:

9.1. Financial Statements and Other Reporting Requirements. The Lessee shall
     -----------------------------------------------------
furnish to the Lessor:

     (a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Lessee, a balance sheet as of the end of, and a related statement of income, changes in equity and cash flow for, such fiscal year, complied internally and prepared in accordance with GAAP and certified by the Controller of the Parent;

     (b) as soon as available, but in any event within forty-five (45) days after the end of each fiscal quarter of the Lessee, a balance sheet as of the end of, and a related statement of income, changes in equity and cash flow for, the portion of the fiscal year then ended and for the fiscal quarter then ended, prepared in accordance with GAAP and certified by the Controller of the Parent, but subject, however, to normal, recurring year-end adjustments that shall not in the aggregate be material in amount;

     (c) concurrently with the delivery of each financial statement pursuant to subsections (a) and (b) of this section, a report signed on behalf of the Lessee by the Controller of the Parent which shall include (i) computations in reasonable detail evidencing compliance with the financial covenants contained herein, (ii) a certification that the signer of such certificate has made, or caused to be made by individuals under has authority and direction, a reasonable investigation concerning the Equipment and the Lessee's compliance with its obligations under this Agreement and the other Lease Documents and that no Default or Event of Default has occurred or, if it has, a statement of the actions taken by the Lessee with respect thereto, (iii) the make, model and manufacturer's serial number of each Unit; (iv) the manufacturer's serial number of any Unit that has become lost, destroyed, irreparably damaged or otherwise permanently rendered unfit or unavailable for use since the date of the previous report delivered pursuant to this subsection (c) (or since the commencement of the Term in the case of the first such report); (v) that the Equipment has been kept in good order and repair or is then being repaired in accordance with (S) 9.3; and (vi) that the location and identification requirements of (S)(S) 7.26 and 10.9 have been complied with in the case of each Unit;

     (d) at least thirty (30) days prior to the end of each calendar year, a budget with respect to the Facility for the next succeeding calendar year (including an operating expense budget with appropriate provision made for major maintenance showing an estimate of operating expenses expected to be incurred by the Lessee), which budget shall be satisfactory in form and substance to the Lessor in its sole and absolute discretion, taking into consideration, but not being bound by the Lessee's prior operating budgets for the Facility (any such budget, including the budget referred to in (S)5.1.16(s), the "Annual Facility Budget");

     (e) promptly after the receipt thereof by the Lessee, copies of any reports submitted to the Lessee by independent public accountants in connection with any interim review of the accounts of the Lessee made by such accountants;

     (f) within fifteen (15) days after the end of each calendar month, (i) all material information provided by the Lessee to the Host or the Utility during the preceding calendar month in respect of the Facility (including without limitation invoices) and (ii) any correspondence which the Lessee has received from the Host or the Utility during the preceding calendar month that indicates that the Lessee, the Landfill Project or the Facility may be subject to a Material Adverse Event;

     (g) immediately upon obtaining knowledge of the existence of any conditions or events (i) constituting a Default or Event of Default under any Lease Document, (ii) constituting a default or event of default under the any Project Document or (iii) which reasonably could be expected to have a Material Adverse Effect, and in any event within five (5) days after obtaining such knowledge, written notice of such condition or event specifying the nature and duration thereof and the action being or proposed to be taken with respect thereto (and including a copy of any notice of such condition or event received by the Lessee);

     (h) immediately upon obtaining knowledge of the existence of any (i) material breach, cancellation or termination of any Project Document, (ii) claim (including, without limitation, tax Liens) against any assets or property of the Lessee encumbered in favor of the Lessor or the Equipment, and (iii) default claimed by any Person under any note, indenture or other obligation evidencing Indebtedness as to which the Lessee is a party or obligor, whether as principal or surety, and in any event within five (5) days after obtaining such knowledge, written notice of such event specifying the nature and duration thereof and the action being or proposed to be taken with respect thereto (and including a copy of any notice of such event received by the Lessee);

     (i) within the time period specified in (S)9.2(e), written notice of any change of the address of the Lessee's chief executive office;

     (j) immediately upon obtaining notice (whether formal or informal) of any cancellation or material change in any insurance of the Lessee, and in any event within five (5) days of obtaining such knowledge, written notice of such cancellation or change;

     (k) immediately upon obtaining knowledge of (i) the existence of any actual or threatened litigation against the Lessee, (ii) any investigative proceeding by a governmental agency or authority commenced or threatened against the Lessee, or (iii) a change in any such existing litigation or proceeding, the outcome of which would or might to have a Material Adverse Effect, and in any event within five (5) days of obtaining such knowledge, written notice thereof and the action being or proposed to be taken with respect thereto (and including a copy of any notice of such event received by the Lessee);

     (l) immediately upon obtaining knowledge of any non-compliance by the Lessee with ERISA or any Environmental Law, or of any investigative proceeding by a governmental agency or authority commenced or threatened against the Lessee regarding any potential violation of ERISA or any Environmental Law, or any spill, release, discharge or disposal of any Hazardous Material, and in any event within five (5) days of obtaining such knowledge, written notice thereof and the action being or proposed to be taken with respect thereto (and including a copy of any notice of such event received by the Lessee);

     (m) from time to time, with reasonable promptness, such other financial data and other information (including, without limitation, information concerning the location, condition, use and operation of the Equipment) or documents about the Lessee as the Lessor may reasonably request;

     (n) concurrently with the giving thereof, and within five (5) Business Days of receipt thereof, copies of all notices asserting a default under, or requesting a waiver, modification or amendment of, any Approval;

     (o) prompt written notice of any fire, explosion, accident, flood, storm, earthquake or other casualty, or strike, lockout, bankruptcy, abandonment, or act of God affecting the Landfill Project, the Facility or the operation of all or any part of the Landfill Project or the Facility or the bankruptcy or insolvency of the Host or the Utility; and

     (p) upon the written request of the Lessor at reasonable intervals from time to time, within fifteen (15) days of such request, a certificate executed on behalf of the Lessee by a duly authorized officer containing the information, as of a date not earlier than the date of such request, called for by subsection
(c)(ii) of this section.

9.2. Conduct of Business. The Lessee shall:
     -------------------

     (a) duly observe and comply in all material respects with all applicable Legal Requirements relative to its existence, rights and franchises, to the conduct of its business and to its property and assets (including without limitation all Environmental Laws, FIRREA, FDICIA, CERCLA and ERISA), and shall maintain and keep in full force and effect all Approvals necessary in any material respect to the proper conduct of its business;

     (b)  maintain its existence;

     (c) remain engaged substantially in the same fields of business as those in which it is now engaged, except that the Lessee may withdraw from any business activity other than that related to the Facility which its Parent reasonably deems to be unprofitable or unsound, provided, that, promptly after such
                                     --------- ----
withdrawal, the Lessee shall provide the Lessor with written notice thereof;

     (d) maintain its current fiscal year and keep adequate books and records of account, in which true and complete entries will be made reflecting all of its business and financial transactions, and such entries will be made in accordance with GAAP and applicable Legal Requirements;

     (e) maintain its chief executive office at 2790 Mosside Boulevard, Monroeville, Pennsylvania 15146-2792, or at such other place in the United States of America as the Lessee shall designate upon thirty (30) days prior written notice to the Lessor; and

     (f) maintain a fully executed original of each Project Document and provide same to the Lessor upon request for any purpose related to any of the Lease Documents.

9.3. Maintenance.
     -----------

     (a) The Lessee shall: (i) maintain its properties in good repair, working order and condition as required for the normal conduct of its business; (ii) from time to time make or cause to be made all necessary and proper repairs, renewals, replacements, additions and improvements thereto so that the business of the Lessee, in its reasonable business judgment, may properly and advantageously be conducted at all times; and (iii) maintain or cause to be maintained all leases as may be required for the conduct of the Lessee's business.

     (b) The Lessee, at its own cost and expense, shall service and, unless an Event of Loss has occurred, repair, maintain and overhaul each Unit so as to keep it (i) in as good operating condition as it was when delivered to the Lessee hereunder, ordinary wear and tear excepted, and (ii) in such condition as shall meet all applicable federal, state or local laws or regulations.

9.4. Insurance. The Lessee shall:
     ---------

     (a) maintain with financially sound and reputable insurers all insurance coverage required to be maintained by the Lessee under the Project Documents;

     (b) maintain or cause to be maintained with financially sound and reputable insurers insurance coverage with respect to the Facility (including, without limitation, the Equipment) and the Collateral as set forth in Schedule 9.4 and
                                                              ------------
such additional insurance as the Lessor may from time to time reasonably require;

     (c) with respect to the insurance policies maintained in accordance with

Schedule 9.4, cause the Lessor (i) to be named as mortgagee, loss payee and
------------
additional insured and (ii) to be given thirty (30) days prior written notice of any cancellation or modification of such insurance;

     (d) pay or cause to be paid all premiums with respect to each insurance policy required under this Agreement annually, in advance, and provide the Lessor with evidence satisfactory to the Lessor of such prepayment of premiums prior to the Closing Date and thereafter, with respect to each such insurance policy, on the sooner to occur of (i) at least thirty (30) days prior to annual renewal date of such policy, (ii) the replacement date of such policy or (iii) the date any premium installment is due;

     (e) comply with the requirements of insurance companies providing insurance under any policy required by this Agreement, or otherwise, with respect to the Facility (including, without limitation, the Equipment) and of the Board of Fire Underwriters or other insurance underwriters or similar body;

     (f) upon the renewal or replacement of any insurance policy, furnish to the Lessor ACORD certificates or other evidence satisfactory to the Lessor establishing that the Lessee has obtained the insurance coverage required by this Agreement; and

     (g) shall cause all such policies to contain an endorsement providing that such policies shall be primary in all instances without regard to like coverages, if any, maintained by the Lessor.

If the Lessee fails to obtain and maintain, or cause to be obtained and maintained, the insurance required by this Agreement, the Lessor, in its sole and absolute discretion, may provide such insurance and charge the cost thereof to the Project Control Account as Additional Rent. Any payment for such insurance coverage not recovered from the Lessee shall bear interest at the
Default Interest Rate.   The Lessor shall not by the fact of approving,
disapproving, accepting, obtaining or failing to obtain any such insurance, incur liability for the form or legal sufficiency of insurance contracts, solvency of insurance companies or payment of claims, and the Lessee hereby expressly assumes full responsibility therefor. The requirements of this section shall be deemed to be supplemental to, but not duplicative of, the provisions of any of the Security Documents that require the maintenance of insurance.

9.5. Taxes. The Lessee shall pay or cause to be paid all taxes, assessments
     -----
or governmental charges on or against it or its properties on or prior to the time when they become due; provided, that, this covenant shall not apply to any
                           --------- ----
tax, assessment or charge that is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established and are being maintained in accordance with GAAP if no Lien shall have been filed to secure such tax, assessment or charge and no Default or Event of Default shall exist.

9.6. Inspection by Lessor. The Lessee shall:
     --------------------

     (a) obtain all necessary Approvals to allow the Lessor and its representatives and agents to enter upon the Project Site in furtherance of any right of the Lessor under this Agreement;

     (b) permit the Lessor and its representatives and agents, upon reasonable notice from Lessor and during normal business hours, to visit and inspect the Equipment and the records maintained in connection therewith and examine the books of account of the Lessee and the credit files of the Lessee (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Lessee with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Lessor may reasonably request upon reasonable advance notice; and

     (c) cooperate and cause the applicable Project Contractors to cooperate with the Lessor and its representatives and agents during inspections of the Project Site (including making available to the Lessor working copies of the Plans and Specifications together with all related supplementary materials);

provided, however, that nothing in this section shall be deemed to impose upon
--------  -------
the Lessor any obligation to undertake such inspections.

9.7. Use of Proceeds. The Lessee shall use the proceeds of the sale of the
     ---------------
Equipment to the Lessor solely and exclusively to refinance costs relating to developing, constructing, financing and operating the Project Site, fund reserve accounts and pay transaction expenses incurred in connection with this Agreement and the transactions contemplated hereunder. No such proceeds shall be used in any way that would violate Regulations T, U or X of the Board of Governors of the Federal Reserve System.

9.8. Performance of Obligations. The Lessee shall:
     --------------------------

     (a) duly and punctually pay or cause to be paid all Rent and all fees and other amounts provided for in this Agreement and the other Lease Documents, all in accordance with the terms of this Agreement and such other Lease Documents;

     (b) faithfully perform all of its obligations under each of the Project Documents before, during and after completion of construction, installation and operation of the Equipment, including, without limitation, (i) its obligation to make such changes or corrections in construction, installation and operation as may be reasonably required under or in connection with the applicable Project Documents and (ii) maintenance and repair of the Equipment;

     (c) cause all Cash Revenues to be deposited directly (or forthwith upon the Lessee's receiving the same) into the Project Control Account; the Lessee shall insure that Cash Revenues are not deposited in any other account;

     (d) comply with all Approvals relating to the Facility, including, without limitation, construction, use or operation of the Facility; and

     (e) take or cause to be taken all reasonable steps within the power of the Lessee to obtain any Approval necessary or required in order for the Lessee to fulfill any of its obligations under any of the Lease Documents or the Project Documents and furnish the Lessor with evidence thereof in form and substance satisfactory to the Lessor.

9.9. Project Approvals. The Lessee shall obtain and maintain all material
     -----------------
Approvals necessary for the construction, installation, operation and maintenance of the Facility (including, without limitation, the Facility) and the Facility's use for its intended purpose, in compliance with all Legal Requirements and shall insure that the Facility (including, without limitation, the Equipment) fully complies with all material Approvals issued by any government authority.

9.10.  Environmental Compliance. The Lessee shall (i) comply with all
       ------------------------
Environmental Laws in connection with the generation, management, handling, labeling, containing, treatment, storage, transportation or disposal of, or reporting or notification in connection with, Hazardous Materials under the control of the Lessee or which are used in connection with the Facility, including, without limitation, proper and complete preparation of any required manifests, maintenance of material safety data sheets, preparation of a hazardous materials business plan if required by any Environmental Law, and maintenance of safe working conditions, (ii) establish a regular schedule for the transfer of all Hazardous Materials under the control of the Lessee off the Project Site as soon as practicable after their generation (except for hazardous Materials used by Lessee in the ordinary operation of the Facility in compliance with clause 9.10(i) above), (iii) in any event, not allow any Hazardous Materials under the control of the Lessee to be maintained at the Project Site for a period exceeding that permitted by any Environmental Law, and (iv) monitor the disposition of all Hazardous Materials from the Project Site by contractors engaged by or on behalf of the Lessee in connection with the storage, transportation and disposal thereof.

9.11 Damage to Property.
     ------------------

     (a) If an Event of Loss shall occur with respect to any Unit, the Lessee shall promptly notify the Lessor as to the circumstances and time of such event.

     (b) Effective upon the happening of an Event of Loss with respect to any Unit, the Lessee shall become obligated, without demand or notice, to the pay to the Lessor on the Rental Payment Date next following such Event of Loss an amount equal to the Stipulated Loss Value for such Unit as of such Rental Payment Date next preceding such Event of Loss an amount equal to the Stipulated Loss Value for such Unit as of such Rental Payment Date, together with all Basic Rent due on such Rental Payment Date and all such Additional Rent and other amounts under the Agreement and the other Lease Documents as may then be due. The obligation of the Lessee to pay Basic Rent for such Unit shall cease when such Stipulated Loss Value, Basic Rent and other payments have been made and such Unit shall cease to be part of the Equipment leased hereunder effective as of such payment. Upon request for the Lessee, the Lessor will execute an deliver an appropriate document canceling or amending the Lease Schedule relating to such Unit, but the Lessor's failure so to do shall not affect the Lessee's obligations under this Agreement, and the Lessor will transfer to the Lessee, without recourse or warranty, all of the Lessor's right, title an interest, if any, in and to such Unit.

     (c) Any and all insurance or other payments received by the Lessor or the Lessee as a result of any Event of Loss of a Unit shall be paid to or retained by the Lessor and applied against the Lessee's obligation to pay the Stipulated Loss Value except that any such payments in excess of Stipulated Loss Value shall be deposited in the Project Control Account (if not previously so deposited) and shall be payable to the Lessee, subject to the provisions of (S) 4.4.3, to the extent such excess represents compensation for the loss of use of the Equipment or other damage suffered by the Lessee during the Term.

     (d) The Lessee shall deposit, or cause to be deposited, in the Project Control Account, all insurance proceeds and/or condemnation or other requisition awards received by it or payable to it or on its behalf in connection with any condemnation, damage or destruction of all or any portion of the Facility (including, without limitation, the Project Site and the Equipment) or any requisitioning of any thereof by any governmental authority, which in either case does not constitute an Event of Loss, for application as the Lessor may determine in its sole and absolute discretion to (a) the timely repair of the Facility (including, without limitation, the Project Site and the Equipment) in the case of such damage or destruction or (b) the timely payment of expenses of the Facility (including, without limitation, the Project Site and Equipment) in the case of such condemnation or requisition awards.

     (e) Notwithstanding anything to the contrary contained herein (including this section and (S)4.6.2), the Lessor may direct, in its sole and absolute discretion, that in the event of any damage or other loss (whether or not constituting an Event of Loss) to all or a portion of the Project Site and/or the Facility (including, without limitation, any Equipment or Unit) and in lieu of any prepayment of Rent, payment of Stipulated Loss Value and/or payment of insurance proceeds to the Lessor, the Lessee to repair or replace such damaged or lost property.

9.12 Accidents. In the event of an accident arising out of alleged or
     ---------
apparent defective design or manufacture or out of the use or operation of any Unit, the Lessee shall promptly file with the appropriate governmental authority all notices required by law and shall promptly deliver to its insurance carriers all notices called for under each policy of insurance relating to such Unit. Concurrently with such filing or delivery, the Lessee shall deliver to the Lessor a copy of the notice so filed or delivered. As the Lessor may reasonably request, the Lessee shall also deliver to the Lessor any additional information with respect to such accident and shall promptly make available to the Lessor copies of all correspondence, papers, notices and documents whatsoever received by the Lessee in connection with any claim or demand involving or relating to any such accident.

9.13.  Further Assurances. At any time, and from time to time, the Lessee
       ------------------
shall execute and deliver such further instruments and take such further action as may reasonably be requested by the Lessor to effect the transactions contemplated by and the purposes of the Lease Documents and the Project Documents.

                                   ARTICLE 10
                               NEGATIVE COVENANTS

     Until the payment, performance and other satisfaction in full of all of the Lessee Obligations, the Lessee covenants as follows:

10.1.  Indebtedness. The Lessee shall not create, incur, assume, guarantee or
       ------------
be or remain liable with respect to any Indebtedness other than the following (the "Permitted Indebtedness"):

     (a) Indebtedness of the Lessee to the Lessor under this Agreement and the other Lease Documents;

     (b) Indebtedness in respect of Current Liabilities of the Lessee not incurred through the borrowing of money or the obtaining of credit (except credit on an open account customarily extended and which is payable without interest no later than sixty (60) days after billing) incurred in the ordinary course of business and of a type and magnitude consistent with past practices;

     (c) Indebtedness in respect of taxes, assessments or other governmental charges contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP and as to which no Lien has been filed to secure such tax, assessment or charge or, as to any such lien, the Lessee shall have removed the same by the posting of a bond or the provision of other security acceptable to the Lessor within thirty (30) days after the entry thereof; or

     (d) Indebtedness not included in subsections (a) through (c) above and listed on Schedule 10.1 hereto.
          -------------

10.2.  Liens. The Lessee shall not create, incur, assume or suffer to exist
       -----
any mortgage, pledge, deposit, hypothecation, security interest, lien or other charge or encumbrance, including the lien or retained security title of a conditional vendor (each a "Lien"), upon or with respect to any of the Lessee's property or assets of any character, including, without limitation, the Equipment or any Project Document, whether now owned or hereafter acquired, or upon the proceeds or products thereof, or transfer any such property or assets or the income or profit therefrom, or suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any indebtedness or claim or demand against it which if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles or chattel paper, with or without recourse, other than (except with respect to any Equipment, as to which the provisions of (S)10.9(g) shall control) the following (the "Permitted Liens"):

     (a) Liens securing the Lessee Obligations;

     (b) Liens securing taxes, fees, assessments and other governmental charges to the extent that payment of the same is not yet due, may be postponed, or is not required in accordance with (S)10.1(c);

     (c) Liens in respect of pledges or deposits under worker's compensation, unemployment insurance, social security laws, or similar legislation (other than ERISA) or in connection with appeal and similar bonds incidental to litigation; mechanics', laborers', materialmens' and similar Liens, if the obligations secured thereby are not then delinquent; Liens securing the performance of bids, tenders or contracts (other than for the payment of money); and statutory obligations incidental to the conduct of the Lessee's business that do not in the aggregate materially detract from the value of the Lessee's property or materially impair the use thereof in the operation of its business;

     (d) easements, rights-of-way, zoning restrictions and similar minor Liens which individually and in the aggregate do not have a Material Adverse Effect; and

     (e) other Liens existing on the Closing Date and listed on Schedule 7.5.
                                                                ------------

     Notwithstanding the foregoing, with respect to Equipment, "Permitted Liens" shall mean only those liens permitted under (S)10.9(g).

10.3.  Transfers of Assets, Property and Ownership Interests. The Lessee
       -----------------------------------------------------
shall not directly or indirectly permit any sale, transfer, exchange, assignment, pledge of, or grant of any security interest in, any of its assets or property (the Lessee agreeing and acknowledging that upon the Closing it will have sold all right, title and interest in and to the Equipment to the Lessor and accordingly the Lessee shall have no further right to and will not attempt to, Transfer, any of the Equipment) or any ownership interest in the Lessee (a "Transfer"), except for the following ("Permitted Transfers"):

     (a) Transfers allowed by any of the Lease Documents and other Transfers in favor of the Lessor in connection with the transactions contemplated by this Agreement or as contemplated by the Project Documents;

     (b) Transfers, whether outright or as security, for which the Lessor's prior written consent has been obtained, which consent may be withheld by the Lessor in its sole and absolute discretion, or may be granted either unconditionally or upon such protective and other conditions as the Lessor may require in its sole and absolute discretion; and

     (c) Transfers in the ordinary course of business of worn, obsolete or damaged items of personal property or fixtures that require replacement, in the reasonable business judgment of the Lessee, and are suitably replaced.

10.4.  Merger; Consolidation; Acquisitions. Neither the Lessee nor the Parent
       -----------------------------------
(i) liquidate or enter into or undertake any plan or agreement of liquidation,
(ii) merge or consolidate into or with any other Person or enter into or undertake any plan or agreement of merger or consolidation with any other Person or (iii) acquire all or substantially all of the assets or capital stock of any other Person.

10.5.  Distributions. The Lessee shall not, directly or indirectly, pay any
       -------------
dividends or make any other distribution in cash or in kind, to or on account of the direct or indirect equity ownership interests in the Lessee, including, without limitation, make any payment with respect to or repurchase or redeem any Indebtedness subordinate in right of payment or otherwise to any Rent, at any time when (i) a Default or an Event of Default exists, (ii) Debt Service Coverage of at least 120% as of the last day of the most recent calendar quarter was not maintained and the Lessee does not reasonably believe that Debt Service Coverage of at least 120% exists as of the date of such contemplated dividend or distribution, (iii) the Debt Service Reserve Account and the Major Maintenance Reserve Account are not fully funded, (iv) the first regularly scheduled payment of Basic Rent has not yet occurred or (v) any mandatory prepayment of Rent required to be made pursuant to (S)4.6 has not been made in compliance with such section.

10.6.  Agreements Relating to Facility. The Lessee shall not amend,
       -------------------------------
supplement or modify, or cause or suffer any amendment, supplement or modification of, any of the Project Documents or the Lease Documents without the Lessor's prior written consent, which consent shall not be unreasonably withheld but which consent may be conditioned upon a demonstration by the Lessee to the Lessor's satisfaction that such amendment, supplement or modification is reasonable and that the Lessee has adequate resources to pay and perform the Lessee Obligations and its obligations under the Project Document or Lease Document as so amended, supplemented or modified. Notwithstanding the immediately preceding sentence, the Lessee shall not terminate, or cause or suffer the termination of, any Lease Document or any Project Document without the Lessor's prior written consent, which consent shall be granted or denied in the sole and absolute discretion of the Lessor.

10.7.  Other New Agreements. The Lessee shall not enter into any other
       --------------------
contracts, agreements or purchase orders which would involve the expenditure of more than $20,000 in any single instance, or $100,000 in the aggregate, except for (i) those contracts, agreements or purchase orders listed in Schedule 10.7,
                                                                 -------------
(ii) those contracts, agreements or purchase orders otherwise complying with this Agreement and covered by the most recently approved Annual Facility Budget, or (iii) those contracts, agreements and purchase orders entered into with the Lessor's prior written consent, which consent shall not be unreasonably withheld or delayed, but which consent may be conditioned upon a demonstration by the Lessee to the Lessor's reasonable satisfaction that the contract, agreement or purchase order is reasonable and that the Lessee has adequate resources to pay and perform the same.

10.8.  Replacement of Project Contractors. The Lessee shall not replace the
       ----------------------------------
Parent as the Operator under the Operations and Maintenance Agreement or any other Project Contractor whose contract is for more than $50,000 per year without the Lessor's prior written consent, which consent shall not be unreasonably withheld or delayed, but which consent shall be conditioned, without limitation, upon the Lessor's approval of the new Project Contract, the financial position of the proposed Project Contractor and such other documentation, including, without limitation, a Project Contractor's certificate (including appropriate lien waivers of such Project Contractor and any subcontractor), in form and substance satisfactory to the Lessor.

10.9 Equipment.
     ---------

     (a) The Lessee shall not change the location of any Unit without the prior written consent of the Lessor.

     (b) Lessee shall not use, operate or store any Unit in violation of this Agreement, of any instructions therefor furnished by the manufacturer or vendor thereof or of any applicable federal, state or local law or regulation; nor use or operate any Unit other than in a manner and for the use contemplated by the manufacturer thereof.

     (c) Except as provided in (S)7.26(b), the Lessee shall not allow the name of any Person to be placed on any part of any Unit as a designation that might reasonably be interpreted as a claim of ownership.

     (d) The Lessee shall not, without the prior written consent of the Lessor, affix or install any accessory, equipment or device on any Unit if such addition will impair the value or the originally intended function or use of such Unit. All repairs, parts, supplies, accessories, equipment and devices furnished or affixed to the Equipment shall thereupon become the property of the Lessor (except such as may be removed without in any way materially affecting or impairing the value or the originally intended function or use of the Equipment). Immediately upon any replacement part becoming incorporated or installed in or attached to the Equipment, without further act, title to the removed part shall thereupon vest in the Lessee, free and clear of all rights of the Lessor.

     (e) The Lessee shall not, without the prior written consent of the Lessor and subject to such conditions as the Lessor may impose for its protection, affix or install any Unit to or in any real property, it being the mutual intention of the parties that the Equipment at all times shall be and remain personal property of the Lessor; and the Lessee shall take such steps as may be necessary to prevent any Person from acquiring any rights in any Unit by reason of such Unit being claimed or deemed to be real property.

     (f) The Lessee shall not, without the prior written consent of the Lessor (it being understood that written consent in one instance shall apply only in the given instance and shall not constitute a waiver of any of the terms of this Agreement), (i) assign this Agreement or sublease or let any Unit or (ii) permit any Unit to be operated by anyone other than the Lessee.

     (g) Without limiting the generality of (S)10.2 and notwithstanding anything to the contrary contained in this Agreement or any other Lease Document, the Lessee will not permit any Unit to be subject to any Lien whatsoever except (i) the respective rights of the Lessor and the Lessee as herein provided, (ii) Liens asserted by any Person claiming by, through or under the Lessor and resulting from acts or omissions of the Lessor, except to the extent that such Liens arise from the failure of the Lessee to perform any of the Lessee's obligations hereunder, (iii) Liens for taxes either not yet due or which are subject to Lessee's Right to Contest, and (iv) inchoate, materialmen's, mechanics', workmen's, repairmen's, employees' or other like Liens (expressly excluding, however, landlord's Liens) arising in the ordinary course of business and not delinquent.

10.10  Change of Control. Notwithstanding anything herein to the contrary,
       -----------------
the Lessee will not permit any event to occur as a result of which the existing stockholders of the Lessee or the existing stockholders of the Parent will own or control less than 51% of the voting power of the Lessee, the Parent, or ITG as the case may be.

                                   ARTICLE 11
                               RETURN OF PROPERTY

     At the expiration or sooner termination of the Term, the Lessee shall return the respective Units to the Lessor, free of all advertising or insignia placed thereon by the Lessee, and as maintained in accordance with this Agreement. The Lessee shall pay or reimburse the Lessor for the cost of all repairs necessary to restore such Unit to such condition. The Lessee shall return each Unit to Lessor at the location designated by the Lessor, or if the Unit is of a nature that so permits and if the Lessor shall so request, the Lessee shall load the same at Lessee's expense on such carrier as the Lessor shall designate and ship the same, freight prepaid, as directed by the Lessor. If the Lessor so requests, the Lessee will defer such return of any of the Units and will, without expense to the Lessor, store same at premises of the Lessee used by Lessee for the storage of similar property and approved by the Lessor, for a period not to exceed one hundred eighty (180) days from the date of the expiration or sooner termination of the Term, the obligations of the Lessee during such interval in respect to the Units being only that of reasonable care under all the circumstances; provided, however, that the foregoing shall not
                             --------  -------
impose upon the Lessee any responsibility for maintenance, overhaul, or any expense other than free storage. If the Lessor so requests, the Lessee shall continue to maintain insurance upon such Units in accordance with (S)9.4, and the Lessor shall reimburse the Lessee for the cost of such insurance allocable to such Equipment.

                                   ARTICLE 12
                         EVENTS OF DEFAULT AND REMEDIES

12.1.  Events of Default. The occurrence of any one or more of the following
       -----------------
conditions or events shall constitute an "Event of Default":

(a)  any failure to pay when due and payable any Rent; or

(b) any failure by the Lessee to pay as and when due and payable any other sums to be paid by the Lessee to the Lessor under this Agreement and the continuance of such failure for a period of two (2) Business Days after the date on which the same shall first have become due and payable to the Lessor; or

(c) the Lessee shall attempt to remove, sell, transfer, encumber or sublet any Unit; or

(d) title to any of the Equipment or the Collateral is or becomes unsatisfactory to the Lessor by reason of any Lien, title condition or exception and such matter causing title to be or become unsatisfactory is not cured to the Lessor's satisfaction or removed within twenty (20) days after notice thereof from the Lessor to the Lessee; or

(e) if a default beyond applicable notice or grace period, if any, occurs under any mortgage with respect to the Host Site, or if the Lessee or the Lessor shall be made a party in any action or proceeding in connection with any such mortgage, including, without limitation, a foreclosure or similar proceeding, unless the holder of such mortgage has agreed not to disturb the rights of the under the Lease;

(f) all or any portion of the Landfill Project, the Host Site, the Facility, the Project Site (including Equipment) or the Utility Substation shall be destroyed, condemned, taken by eminent domain, or in the opinion of the Lessor, after consultation with the Independent Engineer and the Lessee, irreparably damaged or if all or any portion of the Landfill Project, the Host Site, the Facility or the Project Site (including Equipment) is requisitioned for use by a governmental authority for an indefinite period or for a period in excess of one year and such requisition in the reasonable opinion of the Lessor could be expected to have a Material Adverse Effect; or

(g) any failure by the Lessee to duly observe or perform any term, covenant, condition or agreement contained in (S)(S)9.2(b), 9.4, 9.6, 9.7, 9.10, 9.11, and/or 10.1 through 10.9 inclusive; or

(h) (x) except as provided in clause (y) below, any failure by the Lessee to duly observe or perform any other term, covenant, condition or agreement under this Agreement, any other Lease Document or any Project Document and continuance of such failure for a period of thirty (30) days after notice thereof from the Lessor; or (y) any failure by the Lessee to duly observe or perform any term, covenant, condition or agreement contained in (S)9.2 and the continuance of such failure is not cured to the Lessor's satisfaction within ten (10) days after notice thereof from the Lessor to the Lessee (provided, however, if the failure other than a failure under (S)9.2(b) cannot reasonably be cured within ten (10) days, provided Lessee promptly commences and diligently pursues the cure of such failure, the Lessee shall have an additional twenty (20) days after notice thereof to cure the same); or

(i) any representation or warranty made or deemed to be made by or on behalf of the Lessee in this Agreement, in any of the other Lease Documents or any Project Document, or in any written report, certificate, financial statement, document or other instrument delivered pursuant to or in connection with this Agreement, any of the other Lease Documents or any Project Document, shall prove to have been false or incorrect in any material respect upon the date when made or deemed to have been made or separated; or

(j) any dissolution, termination, partial or complete liquidation, merger or consolidation of the Lessee or ITG, or any sale, transfer or other disposition of all or substantially all of the assets of the Lessee or ITG; or

(k) any suit as proceeding shall be filed against the Lessee, the Host, the Utility, the Landfill Project, the Facility or the Project Site (including the Equipment) which, if adversely determined would have a Material Adverse Effect and which is not dismissed with prejudice within sixty (60) days of the filing thereof; or

(l) any failure by the Lessee to obtain any Approvals or to comply with any material condition thereof, or the revocation, termination, expiration or other invalidation of any Approvals previously obtained; or

(m) any failure by the Lessee to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received in excess of $20,000, including, without limitation, the Lessee Obligations and any Permitted Indebtedness, or in respect of any Capitalized Lease but not including inter-company indebtedness to any entity affiliated with the Lessee, or any failure to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received, or in respect of any Capitalized Lease, for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof; or

(n) the Lessee, the Parent, ITG, Utility or the Host shall (i) file a voluntary petition in bankruptcy under Title 11 of the United States Code, or (ii) file any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief of debtors, or (iii) seek or consent to or acquiesce in the appointment of any custodian, trustee, receiver, conservator or liquidator for itself, or of all or any substantial part of its property, or (iv) make an assignment for the benefit of creditors, or (v) give notice to any governmental authority or body of insolvency or pending insolvency or suspension of operation; or

(o) an involuntary petition in bankruptcy under Title 11 of the United States Code shall be filed against the Lessee, the Parent, ITG, Utility or the Host and such petition shall not be dismissed within sixty (60) days of the filing thereof; or

(p) an order for relief shall be issued against the Lessee, the Parent or the Host in connection with any involuntary petition in bankruptcy under Title 11 of the United States Code; or

(q) a court of competent jurisdiction shall enter any order, judgment or decree approving a petition filed against the Lessee, the Parent, ITG, Utility or the Host seeking any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief for debtors, or appointing any custodian, trustee, receiver, conservator or liquidator of all or any substantial part of its property; or

(r) any uninsured final judgment in excess of $200,000 shall be rendered against the Lessee and shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, unless such judgment is fully bonded; or

(s) any of the Lease Documents or the Project Documents shall be canceled, terminated, revoked or rescinded prior to the scheduled expiration thereof without the express prior approval of the Lessor, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any such Documents shall be commenced by or on behalf of the Lessee or any of its members, managers or partners, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of such Documents is illegal, invalid or unenforceable in accordance with the terms thereof; or

(t) any default shall occur under the terms of any of the Lease Documents or the Project Documents which gives rise to a right on the part of any party thereto (other than the Lessee) to terminate such Document or to materially delay such party's performance under such Document, and such default shall not have been cured within the earlier to occur of (i) thirty (30) days after written notice of such default has been given by the Lessor to the Lessee and (ii) expiration of the applicable cure period, if any, for such default under the relevant Document; or

(u) any Lessee or any officer, director, member, or manager of any Lessee shall be indicted for a federal or state crime, a punishment for which could include the forfeiture of any of its/his assets or imprisonment; or

(v) any consent necessary for the execution of the Easement Agreement and the Sales Agreement by the Host and the other Project Documents by the parties thereto (other than the Lessee) has not been obtained, the Landfill Work has not been performed in compliance with all material applicable Legal Requirements and Approvals, including, without limitation, zoning, buildings and fire codes and health, safety and Environmental Laws, rules and regulations, the Landfill Project does not have all material Approvals for the construction, operation and maintenance of the Landfill Project (including the Host Site) in compliance with all material Legal Requirements, the Landfill Project does not fully comply with all such Approvals or any violation exists of any Legal Requirement as it pertains to the Host or the Landfill Project, and such failure or violation is likely, in the reasonable opinion of the Lessor, to have a Material Adverse Effect; or

(w) any "event of default", as defined or otherwise set forth in any of the other Lease Documents or Project Documents, shall occur.

12.2. Remedies. If any one or more Events of Default shall occur the
      --------
Lessor at its option may exercise any one or more of the following remedies in order to protect the interests and reasonably expected profits and bargains of the Lessor:

          (a) the Lessor may terminate this Agreement with respect to all or any part of the Equipment;

          (b) the Lessor may recover from the Lessee all Rent and other amounts then due and as they shall thereafter become due under this Agreement with respect to all or any part of the Equipment;

          (c) the Lessor may take possession of any or all Units of Equipment, wherever the same may be located, without demand or notice, without any court order or other process of law and without liability to the Lessee for any damages occasioned by such taking of possession, and any such taking of possession shall not constitute a termination of this Agreement;

          (d) The Lessor may recover from the Lessee, with respect to any and all Units of Equipment, and with or without repossessing the Equipment, as damages for loss of the bargain and not as a penalty and as reasonable rent for the use of the Equipment and for depreciation thereof, the sum of (1) the total amount due and owing to the Lessor at the time of such default, plus (2) an amount equal to the Stipulated Loss Value of the Equipment determined as of the Rental Payment Date occurring immediately prior to the time of such default; and upon the payment of all amounts described in clauses (1) and (2) above, together with (i) an amount equal to any accrued taxes or other amounts payable hereunder by the Lessee with respect to the Equipment, (ii) all other costs, expenses, losses and any damages incurred or sustained by the Lessor (including reasonable attorney's fees) by reason of such Event of Default and (iii) interest at the Default Interest Rate from the time of such default on the amounts described in clauses (1) and (2) above, the Lessee will become entitled to the Equipment, as-is, where-is and with all faults, and without recourse, representation or warranty, express or implied, provided, however, that if the Lessor has
                              --------  -------
repossessed or accepted the surrender of the Equipment and either does not exercise its rights under (S)12.3 or permanently discontinues the exercise of its rights under (S)12.3, the Lessor shall sell, lease or otherwise dispose of the Equipment in a commercially reasonable manner, with or without notice and on public or private bid, and apply the net proceeds thereof (after deducting all expenses, including attorneys' fees incurred in connection therewith), to the sum of (1) and (2) above; and

          (e) the Lessor may pursue any other remedy available at law or in equity, including but not limited to seeking damages or specific performance and/or obtaining an injunction and exercising all rights and remedies of a secured party under the Uniform Commercial Code.

          No right or remedy herein conferred upon or reserved to the Lessor under this Article 12 is exclusive of any right or remedy herein or by law or equity provided or permitted; but each shall be cumulative of every other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise, and may be enforced concurrently therewith or from time to time.

12.3. Operation of Facility. If any one or more of the Events of Default
      ---------------------
shall have occurred and without derogating from the generality of (S)12.2, but in supplement of the rights set forth therein, the Lessor may enter upon any of the Host Site and Project Site for the purposes of operating and maintaining the Equipment and the Facility in such manner as the Lessor deems appropriate. In connection with any operation and maintenance of the Equipment and the Facility undertaken by the Lessor or other action taken by the Lessor in connection with the Equipment and/or the Collateral, the Lessor may:

(a) use any funds of the Lessee, including any balance which may be held by the Lessor as security or in escrow, and funds, if any, remaining unadvanced under the Transaction;

(b) employ existing contractors, subcontractors, lenders, architects, engineers, managers, leasing agents and brokers and the like, or terminate the same and employ others;

(c)  employ security watchmen to protect the Facility;

(d) make such additions, changes and corrections in the Plans and Specifications as shall, in the judgment of the Lessor, be necessary or desirable;

(e) take over and use any and all Personal Property contracted for or purchased by the Lessee, if appropriate, or dispose of the same as the Lessor sees fit;

(f) execute all applications and certificates on behalf of the Lessee which may be required by any governmental authority, Legal Requirements, Approvals, or contract documents or agreements;

(g) pay, settle or compromise all existing or future bills and claims which are or may be Liens against the Equipment and/or the Facility, or may be necessary for the completion, operation and/or maintenance of the Equipment and/or the Facility or the clearance of title to the Equipment and/or the Facility;

(h) prosecute and defend all actions and proceedings in connection with the operation and/or maintenance of the Equipment and/or the Facility or in any other way affecting the Project Site, the Equipment and/or the Facility;

(i) take such steps as the Lessor may elect to identify and remediate any non-compliance of the Equipment and/or the Facility with Legal Requirements or Approvals applicable to it, including, Environmental Laws; and

(j) take such action hereunder, or refrain from acting hereunder, as the Lessor may, in its sole and absolute discretion, from time to time determine, and without any limitation whatsoever, to carry out the intent of this section.

The Lessee shall be liable to the Lessor for all costs paid or incurred for the equipping, completion, operation and maintenance of all or any part of the Equipment and/or the Facility, whether the same shall be paid or incurred pursuant to the provisions of this section or otherwise, and all payments made or liabilities incurred by the Lessor hereunder of any kind whatsoever shall be deemed Lessee Obligations under this Agreement and shall be secured by the Security Documents. Any costs so paid or incurred by the Lessor shall be paid by the Lessee to the Lessor upon demand with interest at the Default Interest Rate from the date of payment by the Lessor to the date of payment to the Lessor. In the event the Lessor takes possession of all or any portion of the Equipment and/or the Facility and assumes control of such operation and/or maintenance as aforesaid, it shall not be obligated to continue such operation and/or maintenance longer than it shall see fit and may thereafter, at any time, change any course of action undertaken by it or abandon such operation and/or maintenance and decline to make further payments for the account of the Lessee whether or not the Facility shall require continued operation. For the purpose of this section, the operation and/or maintenance of the Equipment and/or the Facility shall be deemed to include any action necessary to cure any Event of Default by the Lessee under any of the terms and provisions of any of the Lease Documents.

12.4. Other Remedies. If any one or more of the Events of Default shall have
      --------------
occurred and whether or not the Lessor shall have taken action pursuant to
(S)(S)12.2 or 12.3, the Lessor may proceed to protect and enforce its rights and remedies under this Agreement or any of the other Lease Documents, including, by foreclosure, exercise of set-off or pledge rights and/or by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Lease Documents or any instrument pursuant to which the Lessee Obligations are evidenced, including as permitted by applicable law the obtaining of the ex
                                                                             --
parte appointment of a receiver, and, if any amount owed to the Lessor shall
-----
have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Lessor.

12.5. Power of Attorney. For the purposes of carrying out the provisions and
      -----------------
exercising the rights, remedies, powers and privileges granted by or referred to in this Article, the Lessee hereby irrevocably constitutes and appoints the Lessor its true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and do and perform any acts which are referred to in this Article, in the name and on behalf of the Lessee. The power vested in such attorney-in-fact is, and shall be deemed to be, coupled with an interest and irrevocable.

12.6. Waivers. THE LESSEE HEREBY WAIVES TO THE EXTENT NOT PROHIBITED BY
      -------
APPLICABLE LAW (A) ALL PRESENTMENTS, DEMANDS FOR PERFORMANCE, NOTICES OF NONPERFORMANCE (EXCEPT TO THE EXTENT REQUIRED BY THE PROVISIONS HEREOF OR OF ANY OF THE OTHER LEASE DOCUMENTS), PROTESTS AND NOTICES OF DISHONOR, (B) ANY REQUIREMENT OF DILIGENCE OR PROMPTNESS ON THE LESSOR'S PART IN THE ENFORCEMENT OF ITS RIGHTS (BUT NOT FULFILLMENT OF ITS OBLIGATIONS) UNDER THE PROVISIONS OF THIS AGREEMENT OR ANY OF THE OTHER LEASE DOCUMENTS, AND (C) ANY AND ALL NOTICES OF EVERY KIND AND DESCRIPTION WHICH MAY BE REQUIRED TO BE GIVEN

BY ANY STATUTE OR RULE OF LAW, AND NOTICE OR HEARING PRIOR TO THE REPOSSESSION AND SALE OR LEASING OF ANY UNIT, AND ANY DEFENSE OF ANY KIND WHICH THE LESSEE MAY NOW OR HEREAFTER HAVE WITH RESPECT TO ITS LIABILITY UNDER THIS AGREEMENT OR UNDER ANY OF THE OTHER LEASE DOCUMENTS.

                                   ARTICLE 13
                         SECURITY INTEREST AND SET-OFF

13.1. Security Interest. The lease under this Agreement is a lease creating
      -----------------
a security interest as further evidenced and contemplated by the Security Agreement. In addition, the Lessee grants to the Lessor a direct and continuing Lien and security interest, as security for all of the Lessee Obligations, in and upon all deposits, balances and other sums credited by or due from the Lessor, or from any Affiliate of the Lessor, to the Lessee including, but not limited to, any and all Collateral granted or pledged to the Lessor pursuant to any provision of the Lease Documents.

13.2. Set-Off. If any payment is not made when due under any of the Lease
      -------
Documents, after giving regard to applicable grace periods, if any, or if any Event of Default or other event which would entitle the Lessor to exercise any of its rights under (S)(S)12.2 and/or 12.4 occurs, and at all times whether or not any Default or Event of Default exists, any such deposits, balances or other sums credited by or due from the Lessor, or from any Affiliate of the Lessor, to the Lessee may to the fullest extent permitted by law at any time or from time to time, without notice or compliance with any other condition precedent now or hereafter imposed by statute, rule of law or otherwise all of which are hereby waived, be set off, appropriated and applied by the Lessor against any or all of the Lessee Obligations irrespective of whether demand shall have been made and although the Lessee Obligations may be unmatured, in such manner as the Lessor in its sole and absolute discretion may determine. Within five (5) Business Days of making any such set off, appropriation or application, the Lessor shall notify the Lessee thereof, provided the failure to give such notice shall not affect the validity of such set off or appropriation or application.

                                   ARTICLE 14
                            MISCELLANEOUS PROVISIONS

14.1. Notices. Any notice or other communication in connection with any of
      -------
Lease Documents, shall be in writing, addressed as provided below and (i) deposited in the United States mail, postage prepaid, by registered or certified mail, or (ii) hand delivered by any nationally recognized commercial courier or overnight delivery service (such as Federal Express or United Parcel Service) addressed:

     If to the Lessee:

     2790 Mosside Boulevard
     Monroeville, Pennsylvania 15146-2792
     Attention:  Richard Conte

     with copies by regular mail or such hand delivery to:

     2790 Mosside Boulevard
     Monroeville, Pennsylvania 15146-2792
     Attention:  James Redwine, Esq.

     If to the Lessor:

     ABB Energy Capital L.L.C.
     One Research Drive
     Westborough, MA 01581
     Attention:  John G. Ravis
                 Senior Vice President and Chief Underwriter

     with copies by regular mail or such hand delivery to:

     Goulston & Storrs, P.C.
     400 Atlantic Avenue
     Boston, MA 02110-3333
     Attention:  Hynrich W. Wieschhoff

Any party may change its address for such notices to such other address in the United States as the addressee shall have specified by written notice given as set forth above. All periods of notice shall be measured from the deemed date of delivery. A notice shall be deemed to have been given, delivered and received upon the earlier of: (i) if sent by such certified or registered mail, on the third Business Day following the date of postmark, or (ii) if delivered by hand by such courier or overnight delivery service, when so delivered or tendered for delivery during usual business hours on a Business Day.

14.2  Expenses. The Lessee will pay on demand all expenses of the Lessor in
      --------
connection with the preparation, waiver or amendment of this Agreement, the Security Documents or other documents executed in connection therewith, or the administration or interpretation of Rent or other Lessee Obligations and will pay all expenses of the Lessor in connection with an Event of Default or the collection of the Transaction or other Lessee Obligations or the administration, default or collection in connection with the Lessor's exercise, preservation or enforcement of any of its rights, remedies or options hereunder or thereunder. Without limitation of the foregoing, the Lessee shall pay to the Lessor the Lessor's reasonable fees of outside legal counsel, any local counsel or the allocated costs of in-house legal counsel, engineering (including, without limitation, the Independent Engineer), accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with any travel or other costs relating to any appraisals or examinations conducted in connection with the Lessee Obligations or any Equipment or Collateral, and the amount of all such expenses shall, until paid, bear interest at the Default Interest Rate.

14.3. Rights and Remedies Cumulative. The rights and remedies of the Lessor
      ------------------------------
and each Affiliate of the Lessor under this Agreement are in addition to, and not in limitation of, other rights and remedies, including other rights of set off, which the Lessor may have. No remedy herein conferred upon the Lessor is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and in addition to every other remedy hereunder, now or hereafter existing at law or in equity or otherwise.

14.4. Applicable Law. The interpretation, validity, and performance of this
      --------------
Agreement and the other Lease Documents shall be governed by the internal laws of the Commonwealth of Massachusetts, without regard to its principles relating to choice or conflicts of law.

14.5. Successors and Assigns. No party shall have the right to assign this
      ----------------------
Agreement or the rights and interest provided to such party hereby, except with the other party's prior written consent; provided, however, that the Lessor may
                                         --------  -------
make an assignment as provided below. The terms, provisions, obligations and conditions of this Agreement shall be binding upon and shall inure to the benefit of the successors and permitted assigns of the parties hereto. From time to time, the Lessor may assign or transfer its interest under this Agreement and in and to the Equipment leased hereunder, or any portion thereof, or participation interests therein, but no such assignment or transfer shall affect or limit the rights and obligations of the Lessee as set forth in this Agreement or any of the other Lease Documents. In the event of any such grant by the Lessor of a participating interest to a participant, whether or not upon notice to the Lessee, the Lessor shall remain responsible for the performance of its obligations hereunder, and the Lessee shall continue to deal solely and directly with the Lessor in connection with the Lessor's rights and obligations under this Agreement. In the event of any such assignment or transfer pursuant to which the assignee or transferee assumes the rights, interests and obligations of the Lessor pursuant to an instrument executed by such assignee or transferee and the Lessor, the Lessor shall be released of its obligations hereunder. The Lessor may disclose to, or share with, any actual or prospective transferee or participant all information, including, but not limited to, financial information, in the Lessor's possession regarding the Transaction, the Lessee, the Parent, ITG, the Facility and the Landfill Project. The Lessor shall not be required to consult with the Lessee prior to making any assignment or granting any participation pursuant to this section.

14.6. Headings. The headings and captions used in this Agreement are for
      --------
convenience only and shall not be considered part of the subject matter of this Agreement or used to interpret or construe any provision hereof.

14.7. Waiver and Compliance. Any failure of a party to comply with any
      ---------------------
obligation, covenant, agreement or condition under any of the Lease Documents may be expressly waived in writing by the other party, but no such waiver shall be construed as a waiver of any other of the conditions or provisions of such Lease Document, nor shall such waiver in any instance be construed as a waiver of the same provision or condition in other or subsequent instances.

14.8. Entire Agreement. Each of the parties hereto intends this Agreement to
      ----------------
be the final expression of their agreement with respect to the subject matter hereof and the complete and exclusive statement thereof, notwithstanding any representation or statements to the contrary heretofore made, and there are no warranties (in respect of the Equipment or otherwise), express or implied. This Agreement may be modified only by written instrument signed by each of the parties hereto.

14.9. Certain Rules of Construction. The following rules of interpretation
      -----------------------------
shall govern:

               (a) A reference to any Lease Document, agreement, budget, document or schedule shall include such agreement, budget, document or schedule as revised, amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

               (b) A reference to any Exhibit hereto shall be deemed to specifically incorporate the terms and provisions of such Exhibit herein.

               (c) The singular includes the plural and the plural includes the singular.

               (d) A reference to any law includes any amendment or modification to such law.

               (e) A reference to any Person includes its permitted successors and permitted assigns.

               (f) Accounting terms not otherwise defined herein have the meaning assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.

               (g) The words "approval", "approved", "consent" and "consented to", as the context so determines, means an approval in writing given to the party seeking approval or consent after full and fair disclosure to the party giving approval or consent of all material facts necessary in order to determine whether approval or consent should be granted.

               (h) Reference to a particular "(S)" refers to that section of this Agreement unless otherwise indicated.

               (i) Use of the word "including" shall mean "including, without limitation" unless the context otherwise requires.

               (j) In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any other Lease Document, the provision of this Agreement shall prevail.

14.10.  Consent to Jurisdiction. The parties hereby absolutely and
        -----------------------
irrevocably consent and submit to the jurisdiction of the Courts of the Commonwealth of Massachusetts and of any Federal Court located in the said Commonwealth in connection with any actions or proceedings brought by or against such parties arising out of or relating to this Agreement or any other Lease Document. In any such action or proceeding, the parties hereto absolutely and irrevocably waive personal service of any summons, complaint, declaration or other process and agree that the service thereof may be made by certified or registered first class mail directed to each party at the address set forth in
(S)14.1. Any action brought by the Lessee arising out of or relating to this Agreement shall be brought only either in the Courts of the Commonwealth of Massachusetts or in any Federal Court located in the said Commonwealth. Notwithstanding anything to the contrary stated herein, the Lessor may sue the Lessee in the courts of the Commonwealth of Massachusetts, the State of Ohio and/or the Commonwealth of Pennsylvania and/or any other country, State of the United States or place where the Lessee or any of the property or assets of the Lessee may be found or in any other appropriate jurisdictions.

14.11.  WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY
        --------------------
WAIVES TRIAL BY JURY IN ANY LITIGATION WITH ANY OTHER IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF ANY OF THE LEASE DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS (WHETHER VERBAL OR WRITTEN) OR OTHER ACTIONS OF ANY PARTY. THIS WAIVER OF JURY TRIAL CONSTITUTES A MATERIAL INDUCEMENT FOR THE LESSEE AND THE LESSOR TO ENTER INTO THE LEASE DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED THEREBY. THIS WAIVER OF JURY TRIAL SHALL BE EFFECTIVE FOR EACH AND EVERY LEASE DOCUMENT WHETHER OR NOT SUCH DOCUMENT SHALL CONTAIN SUCH A WAIVER OF JURY TRIAL. THE PARTIES HERETO CONFIRM THAT THE FOREGOING WAIVERS ARE INFORMED AND FREELY MADE.

14.12.  Conditions Solely for Benefit of Lessor. All rights of the Lessor
        ---------------------------------------
hereunder, including, without limitation, the conditions to the obligation of the Lessor to effect the Transaction, are solely and exclusively for the benefit of the Lessor and no other Person shall have standing to require satisfaction of such provisions, rights or conditions in accordance with their terms and no other Person (including, without limitation, any guarantor, surety, contractor, subcontractor, materialmen, or junior lienholder) shall, under any circumstances, be deemed to be the beneficiary of such provisions, rights or conditions, any or all of which may be freely modified or waived, in whole or in part, by the Lessor at any time the Lessor deems it advisable to do so.

14.13  Advance Notice of Lessee Litigation. No suit at law or in equity shall
       -----------------------------------
be brought by the Lessee for any alleged breach of the terms of any Lease Document unless notice in writing, particularly describing said alleged breach, shall have been given to the Lessor within thirty (30) days after such alleged breach of the terms of such Lease Document. In no event, except in the event of bad faith, intentional misconduct, or gross negligence, shall the liability of the Lessor to the Lessee for any breach hereof by the Lessor exceed a sum equal to the amount which the Lessor may have failed to disburse in breach of this Agreement, together with interest thereon at the rate then being charged by the Lessor in connection with similar financings computed from the due date for the payment of such amount to the earlier of the date on which this Agreement is to be fully performed by the Lessee or the date on which such payment is made by the Lessor.

14.14.  Lessor's Rights Not Conferred to Third Parties. Any action taken by
        ----------------------------------------------
the Lessor pursuant to authority herein conferred, including, without limitation, approving any construction management or other contracts or subcontracts for the performing or furnishing of any portion of the Facility Work in connection with the Facility, procuring Lien waivers and financial and other information and making or causing to be made inspections of any Host Site, will be taken by the Lessor for its own protection only, and Lessor shall not be deemed to have assumed any responsibility to the Lessee or anyone else with respect to the Facility, the performance of contracts by any contractor or subcontractors, or the prevention of claims for, or the filing of, mechanic's Liens.

14.15.  Severability. The provisions of this Agreement are severable and if
        ------------
any one provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, such invalidity or unenforceability shall affect only such provision and only in such jurisdiction.

14.16.  Counterparts. This Agreement and any amendment hereto may be executed
        ------------
in several counterparts, each of which shall be an original, and all of which shall constitute but one and the same agreement. In proving this Agreement, it shall not be necessary to produce more than one such counterpart executed by the party to be charged.

14.17.  Foreign Persons. In the event that (a) the Lessee or any member,
        ---------------
partner or stockholder of the Lessee now or hereafter is, or any legal or beneficial interest in a member, partner or stockholder of the Lessee is now or hereafter held, directly or indirectly, by, a "foreign person" under the International Investment and Trade in Service Act of 1976, the Agricultural Foreign Investment Disclosure Act of 1978, the Foreign Investments in Real Property Tax Act of 1980, the regulations promulgated pursuant to such Acts or any amendments of such Acts or regulations ("Foreign Person Acts and Regulations") or (b) any Equipment or Collateral is transferred to any Person that is a

"foreign person" under the Foreign Person Acts and Regulations ("Foreign Transferee"), then (a) the Lessee or the Foreign Transferee, as the case may be, shall be required to provide the Lessor with all information that the Lessor requests concerning the Lessee, the member(s), partner(s) or stockholder(s) of the Lessee or the holder of the legal or beneficial interest, direct or indirect, in such member(s), partner(s), or stockholder(s) of the Lessee as will be necessary to enable the Lessor to complete all reports that the Lessor is required to file with the Internal Revenue Service or any other governmental agency pursuant to the Foreign Person Acts and Regulations, and the Lessee shall be required to pay to the Lessor all reasonable costs and expenses incurred by the Lessor in connection with the preparation and filing of such reports, including reasonable legal fees, expenses and disbursements incurred by the Lessor in connection with such reports, and (b) the Lessee or the Foreign Transferee, as the case may be, shall indemnify the Lessor against all sums that the Lessor is required to withhold and pay to the Internal Revenue Service or other applicable governmental agency but which the Lessor has failed to withhold.

14.18.  Estoppel Certificates. From time to time within ten (10) days of the
        ---------------------
Lessor's request, the Lessee shall provide the Lessor with a written statement, signed and suitably acknowledged, stating the Rent the Lessee acknowledges to be due under the Lease Documents or any Security Document and any claim of offset or defense which the Lessee then asserts. If requested by the Lessor, such statement shall include responses to reasonable questions relating to the Lessee, the Equipment and/or the Collateral and the condition of the Lease, Equipment and/or Collateral, both physical and financial.

14.19  Miscellaneous. An executed Equipment Schedule that incorporates by
       -------------
reference the terms of this Agreement, marked "Original," shall be the original of the lease of the Facility described therein for all purposes. All other executed counterparts of the lease shall be marked "Duplicate." Nothing herein contained shall give or convey to the Lessee any right, title or interest in and to any Unit leased hereunder except as a lessee. No obligation of the Lessor hereunder (except for its obligations under (S)9.11(b) and the Lease Supplement) shall survive the Term, and should the Lessor permit the use of any Unit beyond such Term, the obligations of the Lessee hereunder shall continue and such permissive use shall not be construed as a renewal of the Term hereof nor as a waiver of any right or continuation of any obligation of the Lessor hereunder, and the Lessor may take possession of any such Unit at any time after the Term upon demand after five (5) days' notice. Any cancellation or termination by the Lessor pursuant to the provisions of this Agreement shall not release the Lessee from any then outstanding obligations to the Lessor hereunder.

14.20   Limited Recourse Provisions.
        ---------------------------

          14.20.1  Lessee Fully Liable. Lessee shall be fully liable for the
                   -------------------
obligations of Lessee hereunder and under each and every document or instrument entered into by Lessee in connection with the transactions contemplated hereby; provided, however, Lessor shall not have recourse to the Reimbursement Notes except as provided below.

          14.20.2  Certain Limited Recourse. The Lessor shall have limited
                   ------------------------
recourse to the Parent, ITG and the officers, directors, agents, shareholders and employees of the Lessee, the Parent and ITG (collectively, the "Lessee Parties"). The Lessee Parties shall have no liability except for the following:

     (i) A Lessee Party shall be liable for a willful breach by such Lessee party of provisions limiting payments or distributions;

     (ii)  A Lessee Party shall be liable for fraud by such Lessee Party;

     (iii) A Lessee Party shall be liable for a breach of warranty or representation with respect to such Lessee Party;

     (iv) A Lessee Party shall be liable for a breach of warranty or representation by such Lessee Party with respect to Lessee or the Project or any related matter which was known to be false when made;

     (v)   ITG shall be fully liable under the Environmental Indemnity
Agreement;

     (vi) Each individual signing this Agreement, or any other document or instrument, in a representative capacity shall be liable for: (a) the warranty and representation hereby made (or made by virtue of such signing) that such person has legal capacity and is authorized to sign this Agreement, or such other document or instrument, on behalf of the entity on whose behalf such person has signed; and (b) intentional fraud by such person.

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first above written.

                                                The Lessee:

WITNESS:                                        Keystone Recovery, Inc.


                                                By:  /s/ Richard R. Conte
                                                   ----------------------------
                                                   Name: Richard R. Conte
                                                   Title:
                                                   Hereunto Duly Authorized
----------------------------


                                                The Lessor:


WITNESS:                                        ABB Energy Capital L.L.C.


                                                 By: /s/ John G. Ravis
----------------------------                       ----------------------------
                                                   Name:
                                                   Title:
                                                   Hereunto Duly Authorized

                                                 By:
----------------------------                       ----------------------------
                                                   Name:
                                                   Title:
                                                   Hereunto Duly Authorized

   Organic Waste Technologies, Inc. executes and joins in this Agreement solely for the purpose of making the representations and warranties made by it herein and agreeing to be bound by the covenants and obligations made herein by or with respect to it.

                                               ORGANIC WASTE TECHNOLOGIES, INC.


                                               By:  /s/ Richard R. Conte
                                                  ------------------------------
                                                  Name: Richard R. Conte
                                                  Title:
                                                  Hereunto Duly Authorized

     The IT Group, Inc. executes and joins in this Agreement solely for the purpose of making the representations and warranties made by it herein and agreeing to be bound by the covenants and obligations made herein by or with respect to it.

                                                 THE IT GROUP, INC.


                                                 By: /s/ Richard R. Conte
                                                    --------------------------
                                                    Name: Richard R. Conte
                                                    Title:
                                                    Hereunto Duly Authorized

                                   Schedule 1
                                 (Definitions)

   Additional Rent.  Any and all amounts, liabilities and obligations that the
   ---------------
Lessee assumes or agrees to pay hereunder pursuant to (S)4.3, other than Basic Rent and Interim Rent.

   Affiliate.  With reference to any Person, (i) any member, manager, director
   ---------
or officer of that Person, (ii) any other Person controlling, controlled by or under direct or indirect common control of that Person, (iii) any other Person directly or indirectly holding 10% or more of any class of the capital stock or other equity interests (including options, warrants, convertible securities and similar rights) of that Person and (iv) any other Person 10% or more of any class of whose capital stock or other equity interests (including options, warrants, convertible securities and similar rights) is held directly or indirectly by that Person.

     Agreement.  See Preamble, which term shall include this Agreement and the
     ---------
Exhibits and Schedules hereto, as amended or restated and in effect from time to time.

     Annual Facility Budget.  See (S)9.1(d).
     ----------------------

     Approvals.  All approvals, consents, exemptions, variances, special or
     ---------
other permits, waivers, orders, agreements, acknowledgments, authorizations and licenses required under applicable Legal Requirements or under the terms of any restriction, covenant or easement affecting the Landfill Project and/or the Facility, or otherwise necessary, for the lawful ownership, acquisition, construction, equipping, use, occupancy and operation of the Landfill Project and/or the Facility, whether obtained from a Government Authority or any other Person.

     Assignment of Leases.  The Assignment of Leases, Rents, Easements,
     --------------------
Contracts and Permits of the Lessee in form and substance acceptable to the Lessor and as the same may be amended or restated and in effect from time to time.

     Authorized Representatives.  See (S)6.2.1.
     --------------------------

     Basic Rent.  The amount payable as Basic Rent by the Lessee pursuant to
     ----------
(S)4.2.

     Bill of Sale.  The Bill of Sale executed and delivered by the Lessee as of
     ------------
the Closing Date, attached hereto as Exhibit B and hereby made a part of this
                                     ---------
Agreement and incorporated in this Agreement by reference.

     Business Day.  Any day on which banks in Boston, Massachusetts are open for
     ------------
business generally.

     Capitalized Lease.  Any lease under which the Lessee is the lessee or
     -----------------
obligor, the discounted, future rental payment obligations under which are required to be capitalized on the balance sheet of the Lessee in accordance with GAAP and any so-called "synthetic leases".

     Cash Revenues.  All moneys paid to the Lessee under the Utility Agreement
     -------------
or otherwise received by or payable to the Lessee from whatever source and for whatever reason in connection with the Facility, including, without limitation, all insurance and condemnation proceeds and payments under Project Documents.

     CERCLA.  The Comprehensive Environmental Response, Compensation and
     ------
Liability Act, and all rules regulations, judgments, decrees, and orders arising thereunder, as each may be amended from time to time.

     Charter Documents.  In respect of any entity, the certificate or articles
     -----------------
of incorporation or organization and the by-laws of such entity, of the certificate of formation and operating agreement of such entity, or other constitutive documents of such entity.

     Closing Date.  The date upon which all conditions precedent to effecting of
     ------------
the Transaction have been satisfied and the Purchase Price has been paid by the Lessor to the Lessee.

     Closing Fee.  See (S)6.1.
     -----------

     Collateral.  All of the property, rights and assets of the Lessee, the
     ----------
Parent and/or ITG that are or are intended to be subject to the security interests created by the Security Documents.

     Collateral Assignment of Project Contracts.  The Collateral Assignment of
     ------------------------------------------
Project Contracts and Permits of the Lessee in form and substance acceptable to the Lessor and as the same may be amended or restated and in effect from time to time.

     Construction Contracts.  Any and all other documents and agreements
     ----------------------
(whether oral or written) entered into from time to time by or for the benefit of the Lessee or the Facility relating to the engineering, construction and procurement of the Facility (including, without limitation, the Equipment), as each may be amended or restated, with the consent of the Lessor, and in effect from time to time.

     Current Liabilities.  All liabilities of the Lessee that in accordance with
     -------------------
GAAP are properly classified as current liabilities.

     [Debt Service Coverage.  As of any date, the number (expressed in
     ----------------------
percentage terms) determined through the following calculation: (a) the aggregate Net Cash Revenues for the immediately preceding 365/366 days (except during calendar year 2001 during which these revenues will be for the period from the Closing Date through the date on which Debt Service Coverage is determined), and divided by
(b) the sum of [(i) all interest, fees, penalties, reimbursements and expenses payable under any of the Loan Documents in respect of such 365/366 days (except during calendar year 2001 during which these amounts will be for the period from the Closing Date through the date on which Debt Service Coverage is determined) plus (ii)] all regular monthly payments of Basic Rent payable in respect of such 365/366-day period, and (c) multiplied by 100 in order to state the quotient in percentage terms.]

     Default.  An event, misrepresentation or act which, with the giving of
     -------
notice and/or the lapse of time, would become an Event of Default.

     Default Interest Rate.  The fixed rate per annum of fifteen percent (15%)
     ---------------------                  --- -----
computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

     Easement Agreement.  See Preamble.
     ------------------

     Environmental Indemnity Agreement.  The Environmental Indemnity Agreements
     ---------------------------------
each dated as of the Closing Date by and between the Lessor and, respectively, the Lessee and ITG, in form and substance satisfactory to the Lessor and as the same may be amended or restated and in effect from time to time.

     Environmental Laws.  Any and all laws pertaining to environmental matters,
     ------------------
including without limitation, CERCLA, the Resource Conservation and Recovery Act, the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, and all applicable local and state laws in each case as amended, and all rules, regulations, judgments, decrees, orders and licenses arising under all such laws.

     Equipment.  All of the Units described in the Lease Schedule executed and
     ---------
delivered under this Agreement.

     ERISA.  The Employee Retirement Income Security Act of 1974,  and all
     -----
rules, regulations, judgments, decrees, and orders arising thereunder, as each may be amended or restated and in effect from time to time.

     Event of Default.  Any Event of Default specifically provided for in any of
     ----------------
the Lease Documents, including, without limitation, as provided in Article 12.

     Event of Loss.  The loss, theft, condemnation, damage beyond repair or
     -------------
destruction or the rendering unfit for use of all or any portion of the Facility (including, without limitation, the Project Site and the Equipment), or the Host Site and/or the Landfill Project for whatever reason, or the requisitioning or other taking of title thereto by any Government Authority under the power of eminent domain or otherwise for an indefinite period or for a stated period in excess of one year of all or any portion of the Facility (including, without limitation, the Project Site and the Equipment), or the Host Site and/or the Landfill Project, in each case as determined by the Lessor in its sole and absolute discretion, regardless of cause.

     FDICIA.  The Federal Deposit Insurance Corporation Improvement Act of 1991,
     ------
and all rules, regulations, judgments, decrees, and orders arising thereunder, as each may be amended or restated and in effect from time to time.

     Facility.   See Preamble.
     --------

     Facility Work.  Any labor, materials, fixtures, machinery, equipment and
     -------------
improvements relating to the Facility.

     Financial Statements.  In respect of any period for any Person, the balance
     --------------------
sheet of such Person as at the end of such period, and the related statement of income, changes in stockholders equity and cash flow of such Person for such period, each setting forth in comparative form the figures for the previous comparable fiscal period, all in reasonable detail and prepared in accordance with GAAP.

     Financing Statements.  The Uniform Commercial Code financing statements
     --------------------
being executed and filed concurrently herewith by the Lessee, the Parent, or ITG, as a debtor, and the Lessor, as secured party, with regard to certain items of Collateral.

     FIRREA.  The Financial Institutions Reform, Recovery, and Enforcement Act
     ------
of 1989, and all rules, regulations, judgments, decrees, and orders arising thereunder, as each may be amended or restated and in effect from time to time.

     Foreign Person Acts and Regulations.  See (S)14.17.
     -----------------------------------

     Foreign Transferee.  See (S)14.17.
     ------------------

     GAAP.  Generally accepted accounting principles consistent with those
     ----
adopted by the Financial Accounting Standards Board and its predecessor, (a) generally, as in effect from time to time, and (b) for purposes of determining compliance by the Lessee with its financial covenants set forth herein, as in effect for the fiscal year therein reported in the most recent Financial Statements submitted to the Lessor prior to execution of this Agreement.

     Government Authority.  The United States of America, any State in which any
     --------------------
portion of the Landfill Project, the Facility or the Collateral is located, the city or town in which any portion of the Landfill Project, the Facility or the Collateral is located, and any political subdivision, agency, authority, department, commission, board, bureau, or instrumentality of any of them.

     Hazardous Materials.  Any substance (i) the presence of which requires or
     -------------------
may hereafter require notification, investigation or remediation under any Environmental Law; (ii) which is or becomes defined as a "hazardous waste" or "hazardous material" or "hazardous substance" or "controlled industrial waste" or "pollutant" or "contaminant" under any present or future Environmental Law or amendments thereto including, without limitation, CERCLA and any applicable local statutes and the regulations promulgated thereunder; (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board or instrumentality of the United States, any state of the United States, or any political subdivision thereof to the extent any of the foregoing has or had jurisdiction over the Lessee or any of its Subsidiaries or any landlord under any real property lease under which the Lessee or any of its Subsidiaries is a tenant; or (iv) without limitation, which contains gasoline, diesel fuel or other petroleum products, asbestos or PCBs.

     Hedge Agreement.  The Hedge Agreement between the Lessee and the Lessor in
     ---------------
form and substance acceptable to the Lessor and as the same may be amended or restated and in effect from time to time.

     Host.  See Preamble.
     ----

     Host Recognition and Estoppel Agreement.  The Host Recognition and Estoppel
     ---------------------------------------
Agreement in form and substance acceptable to the Lessor and as the same may be amended or restated and in effect from time to time.

     Host Site.  See Preamble.
     ---------

     Indebtedness.  In respect of any entity, all obligations, contingent and
     ------------
otherwise, that in accordance with GAAP should be classified as liabilities, including, without limitation: (a) all debt obligations; (b) all liabilities secured by Liens; (c) all guarantees; (d) all liabilities in respect of bankers' acceptances and letters of credit; and (e) all Capitalized Leases.

     Indemnified Party.  See (S)6.3.
     -----------------

     Independent Engineer.  An independent engineer selected by the Lessor to
     --------------------
perform certain tasks with respect to the Facility and the transactions contemplated by this Agreement.

     Initial Financial Statement.  See (S)7.7.
     ---------------------------

     Interim Rent.  The amount payable as Interim Rent by the Lessee pursuant to
     ------------
(S)4.2.

     ITG.  The IT Group, Inc., a Delaware corporation.
     ---

     Landfill Project.  The ownership and operation of the landfill on the Host
     ----------------
Site and the business related thereto.

     Landfill Work.  All labor, materials, fixtures, machinery, equipment and
     -------------
improvements relating to the Landfill Project.

     Lease Documents.  Collectively, this Agreement, the Security Documents, the
     ---------------
Environmental Indemnity Agreements, the Host Recognition and Estoppel Agreement and any other document entered into by the Lessee, the Parent and/or ITG for the benefit of the Lessor, as each may be amended or restated and in effect from time to time.

     Lease Schedule.  The Lease Schedule executed and delivered by the Lessor
     --------------
and the Lessee as of the Closing Date, attached hereto as Exhibit A and hereby
                                                          ---------
made a part of this Agreement and incorporated in this Agreement by reference.

     Lease Supplement.  The Lease Supplement dated as of the date hereof,
     ----------------
attached hereto as Exhibit C and hereby made a part of this Agreement and
                   ---------
incorporated herein by reference.

     Leasehold Mortgage.  The Leasehold Mortgage, Assignment of Leases and
     ------------------
Rents, Security Agreement and Fixture Financing Statement dated the Closing Date executed by the Lessee in favor of the Lessor, in form and substance satisfactory to the Lessor and as the same may be amended or restated and in effect from time to time.

     Legal Requirements.  In respect of any Person or project, any law, treaty,
     ------------------
rule, regulation, ordinance, order or determination of an arbitrator, court or other governmental authority, in each case applicable to or binding upon such Person or project, or affecting any property owned or leased by such Person, or any Lease Document or other restriction of record, affecting the Host Site, the Project Site, the Landfill Project, the Facility or the Equipment.

     Lessee.  See Preamble.
     ------

     Lessee Obligations.  All obligations of the Lessee, the Parent and/or ITG
     ------------------
under the Lease Documents, including without limitation the obligation of the Lessee to pay Rent under the Lease Documents.

     Lessee's Right to Consent.  When used herein to modify the Lessee's
     -------------------------
obligation to pay taxes, the Lessee shall have the right to consent such obligation by appropriate proceedings diligently conducted in good faith by the Lessee so long as (i) the Lessee shall first notify the Lessor of its intention to exercise such right and shall supply the Lessor with all such information with respect thereto as the Lessor shall reasonably request, (ii) such contest does not, in the Lessor's reasonable judgment, involve any danger of sale, forfeiture or loss of any Unit or create any danger of the Lessor incurring criminal liability or other liability for which indemnification, satisfactory to the Lessor, of the Lessor, its successors, assigns, representatives, directors, officers, employees, agents and servants by the Lessee is not provided, and
(iii) no Default or Event of Default has occurred and is continuing.

     Lessor.  See Preamble.
     ------

     Lessor's Cost.  The purchase price of each Unit to the Lessor (which shall
     -------------
not exceed the amount set forth in the Lease Schedule), plus any excise, sales and use taxes paid or payable by the Lessor with respect to the purchase thereof, plus any costs and expenses approved and paid by the Lessor in connection with the delivery and installation thereof.

     Liens.  See (S)10.2.
     -----

     Maintenance Budget.  The equipment maintenance budget item contained in the
     ------------------
Annual Facility Budget.

     Major Maintenance Amount.  See (S)4.4.4(a).
     ------------------------

     Major Maintenance Reserve Account.  See (S)4.4.4(a).
     ---------------------------------

     Material Adverse Effect.  Any effect on the Facility (including the
     -----------------------
Equipment) if it and any other such effect may reasonably be expected to have an adverse effect on the Facility in an aggregate amount exceeding $200,000, any effect on the Landfill Project if it and any other such effect may reasonably be expected to have an adverse effect on the Landfill Project and/or the Facility in an aggregate amount exceeding $200,000, or any material adverse effect on the business, financial condition, assets or operations of the Lessee, the Parent, or ITG or on the ability of the Lessee, the Parent, or ITG, as the case may be, to perform its obligations under or consummate the transactions contemplated by any of the Lease Documents or the Project Documents.

     Material Adverse Event.  Any occurrence, happening or event which has, or
     ----------------------
may reasonably be expected to have, a Material Adverse Effect.

     Net Cash Revenues.  For any given [calendar month], the Cash Revenues minus
     -----------------
Operating Expenses incurred by the Lessee.

     Notice of Lease.  The Notice of Lease of the Host and the Lessee in form
     ---------------
and substance acceptable to the Lessor and as the same may be amended or restated, with the consent of the Lessor, and in effect from time to time.

     Occurrence.  See (S)7.23.
     ----------

     Operating Expenses.  for any given [calendar month] [any and all costs and
     ------------------
expenses incurred by the Lessee in connection with the operation and maintenance of the Facility and any other business operations, including, without limitation, gas and utility payments, generator maintenance costs, premiums and other insurance costs, maintenance fees and testing, taxes, administrative expenses and Basic Rent].

     Operations and Maintenance Agreement.  The Operations and Maintenance
     ------------------------------------
Agreement between the Lessee and the Parent in form and substance acceptable to the Lessor and as the same may be amended and restated, with the consent of the Lessor, and in effect from time to time.

     PCBs.  Polychlorinated biphenyls.
     ----

     Parent.  Organic Waste Technologies, Inc., a Delaware corporation.
     ------

     Permitted Indebtedness.  See (S)10.1.
     ----------------------

     Permitted Liens.  See (S)10.2.
     ---------------

     Permitted Transfers.  See (S)10.3.
     -------------------

     Person.  Any individual, corporation, limited liability company,
     ------
partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

     Personal Property.  All materials, furnishings, fixtures, furniture,
     -----------------
machinery, equipment and all items of tangible or intangible personal property now or hereafter owned or acquired by the Lessee, in which the Lessor has been, or will be, granted an interest to secure the Lessee obligations.

     Plans and Specifications.  The plans and specifications for the Facility
     ------------------------
(including the Equipment), including final plans and specifications as furnished to the Utility pursuant to the Utility Agreement, true and complete copies of which are attached hereto as Exhibit D.
                             ---------

     Pledge Agreement.  The Pledge Agreement of the Parent, in form and
     ----------------
substance satisfactory to the Lessor and as the same may be amended or restated and in effect from time to time.

     Prepayment Fee.  An amount equal to five percent (5%) of any Basic Rent
     --------------
prepaid.

     Project Contractor.  Any contractor, subcontractor, engineer or consultant
     ------------------
performing Facility Work in connection with the Facility.

     Project Contracts.  The Operations and Maintenance Agreement, the
     -----------------
Construction Contracts and any and all other documents and agreements (whether oral or written) entered into from time to time between the Lessee and any Project Contractor relating to the Facility Work, as each may be amended or restated, with the consent of the Lessor, and in effect from time to time.

     Project Control Account.  See (S)4.4.1.
     -----------------------

     Project Documents.  The Easement Agreement, the Sales Agreement, the
     -----------------
Utility Agreement, the Plans and Specifications, the Project Contracts and any and all other documents executed from time to time in connection therewith, and any and all other documents to which the Lessee is from time to time a party relating to the Facility whether with the Host, any Project Contractor or any other Person, as each may be amended or restated, with the Lessor's consent, and in effect from time to time.

     Project Site.  The premises shown on the plan attached to this Agreement as
     ------------
Exhibit D.

     Purchase Price.  $8,300,000, the amount paid by the Lessor to the Lessee
     ---------------
for the purchase of the Equipment on the Closing Date.

     Recalls.  See (S)7.23.
     -------

     Reimbursement Notes.  One or more promissory notes made by an Affiliate of
     --------------------
the Lessee in favor of the Lessee in consideration of funds delivered to such Affiliate in conformance with the terms and provisions of this Agreement out of the proceeds of the transaction evidenced by the Lease Documents.

     Rent.  Additional Rent, Interim Rent and Basic Rent, collectively.
     ----

     Rental Payment Date.  Each date on which Basic Rent is payable hereunder.
     -------------------

     Retained Revenue Amount.  See (S)4.4.4(a).
     -----------------------

     Retained Revenue Reserve Account.  See (S)4.4.4(a).
     --------------------------------

     Sales Agreement.  See Preamble.
     ---------------

     Security Agreement.  The Security Agreement dated as of the Closing Date
     ------------------
between the Lessee and the Lessor in form and substance acceptable to the Lessor, as the same may be amended or restated and in effect from time to time.

     Security Documents.  The Security Agreement, the Pledge Agreement, the
     ------------------
Financing Statements, the Notice of Lease, the Assignment of Leases, the Collateral Assignment of Project Contracts, the Leasehold Mortgage, the Hedge Agreement, and any additional documents evidencing or perfecting the Lessor's Lien on the Collateral, each as amended and in effect from time to time.

     Stipulated Loss Value.  With respect to each Unit, the amount equal to the
     ---------------------
applicable percentage of Lessor's Cost of such Unit determined in accordance with the table set forth on Annex B to the Lease Schedule.

     Subsidiaries.  Any corporation, association, joint stock company, limited
     ------------
liability company, business trust or other similar organization, other than Lessee, of which more than 50% of the ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such entity is held or controlled by the Lessee or a Subsidiary of the Lessee; or any other such organization, other than the Lessee, the management of which is directly or indirectly controlled by the Lessee or a Subsidiary of the Lessee through the exercise of voting power or otherwise; or any joint venture, whether incorporated or not, in which the Lessee has more than a 50% ownership interest or any other entity which would be consolidated with the Lessee in presenting its financial statements in accordance with GAAP.

     Term.  The period of time for which any one or more of the Units is leased
     ----
hereunder.

     Title Company.  See (S)5.1.16(r).
     -------------

     Title Policy.  See (S)5.1.16(r).
     ------------

     Transaction.  The purchase and lease of the Equipment contemplated by this
     -----------
Agreement.

     Transfer.  See (S)10.3.
     --------

     UCC.  The Uniform Commercial Code, as the same may be in effect in any
     ---
jurisdiction in which Collateral or the Equipment is located or may be affected.

     Unit.  Each individual item of personal property described in the Lease
     ----
Schedule.

     Utility.  See Preamble.
     -------

     Utility Agreement.  See Preamble.
     -----------------

     Utility Substation.  [To come].
     ------------------

     Withdrawal Date.  See (S)4.4.3(a).
     ---------------

                                 Schedule 6.2.1
                          (Authorized Representatives)


                           [TO BE PROVIDED BY LESSEE]

                                  Schedule 7.5
                                (Existing Liens)


                           [TO BE PROVIDED BY LESSEE]

                                 Schedule 7.10
                                  (Litigation)


                           [TO BE PROVIDED BY LESSEE]

                                 Schedule 7.15
                            (Environmental Matters)


                           [TO BE PROVIDED BY LESSEE]

                                 Schedule 7.20
                                (Labor Matters)


                           [TO BE PROVIDED BY LESSEE]

                                 Schedule 7.21
                             (Certain Transactions)


                           [TO BE PROVIDED BY LESSEE]

                                 Schedule 7.23
                              (Products Liability)

                           [TO BE PROVIDED BY LESSEE]

                                  Schedule 9.4
                                  (Insurance)

     (1) Worker's Compensation Insurance  The Lessee shall maintain and require
         -------------------------------
its contractors and their subcontractors to maintain insurance per applicable statutes concerning worker's compensation, up to the monetary limits required by such statutes.

     (2) Commercial General Liability Insurance  The Lessee shall arrange and
         --------------------------------------
pay for a contractor's commercial general liability and property damage insurance policy which will protect the Lessee and the Lessor from liability for any personal injury, including death or property damage which may arise from the Lessee's or its contractors operations or the operations of their subcontractors or of anyone directly or indirectly employed in work by any of them, including broad form comprehensive general liability, XCU coverage for operations, liability for independent contractors, completed operation/products liability coverage, broad form property damage liability, contractor's protective liability, personal injury liability and blanket contractual coverage. Coverage limits and characteristics for this insurance shall be as follows with no deductible or with a deductible approved by the Lessor:

     (i) For claims related to bodily injury and related liability, coverage limits shall be $3,000,000 combined single limit, and not be less than $1,000,000 for injury to one person resulting from a single accident;

     (ii) For claims related to any property damage, coverage limits shall be $1,000,000 per incident, and $3,000,000 annual aggregate.


     (3) Contingent Liability and Property Damage Insurance  The policy required
         --------------------------------------------------
under (2) above shall be so written as to include contingent liability and property damage insurance to protect against claims arising from the operation of such contractor's subcontractors or anyone directly or indirectly employed by them.

     (4) Automobile Coverage  The Lessee shall arrange and pay for automobile
         -------------------
liability insurance, using a standard business automobile policy, in limits specified as follows: (i) bodily injury, $1,000,000 each person and $1,000,000 each occurrence; and (ii) for property damage liability, $1,000,000 each occurrence or a combined single limit of $1,000,000 each occurrence. Coverage shall be for all vehicles, including all owned, non-owned and hired vehicles. Standard omnibus clauses shall be included covering the legal liability, if any, of the Lessee and the Lessor.

     (5) Umbrella Coverage  The Lessee shall arrange and pay for excess or
         -----------------
umbrella liability insurance in an aggregate limit of $5,000,000 for each occurrence and annual aggregate. The coverage shall be no more restrictive than the primary automobile and general liability policies.

     (6) Property Insurance  The Lessee shall arrange and pay for commercial
         ------------------
property insurance upon the entire Facility (including, without, limitation, the Equipment) covering physical loss or damage for the full cost of replacement of the Facility (including, without limitation, the Equipment), but in all events not less than the greater of (a) the aggregate fair market value thereof and (b) the aggregate Stipulated Loss Value of all Units then leased under the Agreement. Such insurance shall be on an "All Risk" basis and shall include coverage against damage or loss caused by earth movement, flood, machinery accidents, operational testing, and resultant physical loss or damage caused by defective equipment, material, workmanship or design and any other perils included within the ISO special peril's term. The Lessor, the Lessee, the Lessee's vendors, the Lessee's contractors, and their subcontractors shall be named as additional insureds as their interest may appear and such coverage shall include a waiver of insurer's rights of subrogation in favor of all insureds.

     (7)  Builder's Risk Insurance.  At all times prior to completion of the
          ------------------------
improvements on the Project Site, the Lessee shall maintain builder's risk completed value (non-reporting) form coverage, including "all-risk" type coverage and coverage against the perils normally covered by a special extended coverage endorsement, collapse, cost of demolition, increased cost of construction and the value of the undamaged portion of the project (all in appropriate standard form for the jurisdiction in which the Project Site is located), and other endorsements affording protection against such risks as the Lessor may designate, with such insurance companies as the Lessor may approve, all such insurance naming the Lessor as an additional insured and to be payable first in the case of loss to the Lessor as Mortgagee and to be maintained in such amounts as to afford one hundred percent (100%) coverage against loss, providing not less than thirty (30) days prior written notice of cancellation, termination or amendment to the Lessor, coverage being such insurance non-contributory.

     (8) Lease Requirements.  The Lessee shall maintain all insurance required
         ------------------
by the Lease and any other Project Documents.

     (9) Other Insurance.  The Lessee shall maintain all such additional
         ---------------
insurance as the Lessor may from time to time reasonably require.

                                 Schedule 10.1
                            (Existing Indebtedness)


                           [TO BE PROVIDED BY LESSEE]

                                 Schedule 10.7
                            (Certain New Agreements)


                           [TO BE PROVIDED BY LESSEE]

                                   Exhibit A
                                   ---------
                                (Lease Schedule)

                                                                [Original]
                                                                    or
                                                                    --
                                                                [Duplicate]
                                 Lease Schedule
                       to and incorporating by reference
                              Agreement and Lease
                        dated as of December     , 2000
                                    between
                            Keystone Recovery, Inc.,
                                               Lessee
                                      and
                          ABB Energy Capital, L.L.C.,
                                               Lessor

    This Lease Schedule is executed pursuant to, and incorporates by this reference, all terms and conditions of the Agreement and Lease identified above (the "Agreement"). This Schedule, together with the Agreement (including, without limitation, all Schedules and Exhibits thereto) constitutes a separate instrument of lease. Capitalized terms used, but not defined, herein shall have the meanings assigned to them in the Agreement. By their execution of this Schedule, the parties reaffirm all terms and conditions of the Agreement except as they may be modified hereby.

1.  Description, Location and Purchase Price.
    ----------------------------------------

    Annex A to this Lease Schedule sets forth the description of each Unit, its present location and the purchase price paid by ABB Energy Capital L.L.C. to acquire each Unit as of the date hereof.

2.  Term.
    ----

    Interim Term:  [December   , 2000], to [January 15, 2001]

    Basic Term:  [January 16, 2001], to [January 15, 2014]

3.  Rent.
    ----

    Interim Rent: One installment of Interim Rent in the amount of $     shall
be paid on [January 15, 2001].

    Basic Rent: Each installment of Basic Rent shall be in the amount of $     .
Basic Rent shall be payable in monthly installments commencing on [February 15, 2001], and on the 15th day of each month thereafter through the last such installment due on [January 15, 2014].

4.  Default Interest Rate.  See Schedule 1 of the Agreement
    ---------------------

5.  Stipulated Loss Value.
    ---------------------

    A Stipulated Loss Schedule is set forth as Annex B to this Lease Schedule. The Stipulated Loss Value for any Unit is equal to the purchase price of such Unit as set forth on Annex A to this Lease Schedule multiplied by the percentage set forth in Annex B opposite the Rent Payment Date next following the date on which the event or occurrence requiring the determination of Stipulated Loss Value occurred.

    Approved and Agreed as of this    day of December, 2000, as the Lease
Schedule to and forming a part of the above-described Agreement and Lease.

                         Keystone Recovery, Inc., Lessee


                         By:
                            -------------------------------



                         ABB Energy Capital L.L.C., Lessor


                         By:
                            -------------------------------

Attachments:  Annex A (Equipment List)
              Annex B (Stipulated Loss Values)

                                                                         Annex A
                                                                         -------

                                   Items Sold
                                   ----------

1.  Units Located at
                    -----------------------------------------------------------



Description of Unit                       Price                 Recovery Period
-------------------                       -----                 ---------------

                                                                         Annex B
                                                                         -------


                             Stipulated Loss Values
                             ----------------------



     Rent Payment Date              Percent of Acquisition Cost
     -----------------              ---------------------------

                                   Exhibit B
                                   ---------
                                 (Bill of Sale)

                                  BILL OF SALE

     Keystone Recovery, Inc., an Ohio corporation (the "Vendor"), for and in consideration of __________________ Dollars ($________) and other good and valuable consideration paid by ABB Energy Capital L.L.C. (the "Purchaser"), receipt of which is hereby acknowledged, does hereby grant, sell, transfer and deliver unto the Purchaser and its successors and assigns, the property described in Annex A hereto.

     TO HAVE AND HOLD all and singular said property to the Purchaser and its successors and assigns, for its and their own use and benefit forever.

     The Vendor hereby warrants specially that it is the holder of legal title to and all beneficial interest in said property; that the Vendor has good and lawful right to sell said property as aforesaid; that said property is free from all rights of others and all liens, mortgages, other encumbrances, pledges, claims, charges and security interests arising by, through or under the Vendor; and that the Vendor will warrant and defend said property against the claims and demands of all persons whomsoever claiming by, through or under the Vendor. The Purchaser and the Vendor agree and acknowledge that the sale and conveyance contemplated hereby is solely for the purpose of conveying security title to said property to the Purchaser and granting to the Purchaser a first priority security interest therein. All said property in which an interest is conveyed hereby shall remain in the possession of the Vendor pursuant to the Agreement and Lease, dated as of December ___, 2000, between the Purchaser and the Vendor. The Vendor (at the Vendor's sole cost and expense) shall take such further actions and execute and deliver such further instruments, documents and financing statements, as the Purchaser (or its successors and assigns) may request consistent with the intention of the parties as provided herein and in such Agreement and Lease.

     Each Unit of Equipment [define] has been inspected by the Vendor and Vendor warrants that each Unit is in good working order as of the date hereof and in such condition as meets the requirements of all applicable federal, state or local laws or regulations.

     Each provision of this Bill of Sale shall bind the Vendor and its successors and assigns and shall inure to the benefit of an be enforceable by the Purchaser and its successors and assigns (whether or not such provision shall specifically refer to successors and assigns).

     IN WITNESS WHEREOF, the Vendor has executed and delivered this instrument
under its corporate seal this      day of December, 2000.

(Corporate Seal)                            Keystone Recovery, Inc.



                                            By:
                                               ---------------------
                                                  Name:

                                            Title:
                                            Hereunto Duly Authorized

Attest:



-----------------------------
Title:

Attachment:  Annex A (Equipment List)

                                   Exhibit C
                                   ---------

                                Lease Supplement
                                       to
                              Agreement and Lease
                        dated as of December     , 2000
                                    between
                       ABB Energy Capital L.L.C., Lessor
                                      and
                        Keystone Recovery, Inc., Lessee

     Purchase Option.     If the Lessee is not then in default hereunder, the
     ---------------
Lessee shall have the right to purchase all, but not less than all, Units at the expiration of the Term at a price equal to their then fair market value. The Lessee shall give the Lessor written notice one-hundred eighty (180) days prior to the end of the Term of its election to exercise such option. Payment of the option price shall be made on the last day of the Term to the Lessor at an account to be designated by the Lessor by wire transfer against delivery of a bill of sale transferring each Unit to the Lessee as is, where is, and with all faults. If the Lessor and the Lessee are unable to arrive at an agreement as to fair market value within forty-five (45) days following the aforesaid notice, the fair market value of each such Unit shall be determined in accordance with the appraisal procedure described below.

     Appraisal Procedure.     The Appraisal Procedure shall be a procedure
     -------------------
whereby two independent appraisers, neither of whom shall be a manufacturer of any Unit, one chosen by the Lessee and one chosen by the Lessor, shall mutually agree upon the amount in question. The Lessor and the Lessee, as the case may be, shall deliver a written notice to the other party appointing its appraiser within 10 business days after receipt from the other party of a written notice appointing that party's appraiser. If within fifteen (15) Business Days of the appointment of the last of the two appraisers as described above, the two appraisers are unable to agree upon the amount in question, a third independent appraiser, who shall not be a manufacturer of any Unit, shall be chosen within five (5) Business Days thereafter by the mutual consent of such first two appraisers or, if such first two appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by an authorized representative of the American Arbitration Association or any organization successor thereto. The decision of each appraiser so appointed and chosen shall be given within fifteen (15) Business Days after the selection of such third appraiser. The average of the three appraisals arrived at by such three appraisers shall be binding and conclusive on the Lessee and the Lessor. The Lessor and the Lessee shall pay the fees and expenses of the respective appraisers appointed by them and shall share equally the fees and expenses of the third appraiser, if any.

                                   Exhibit D
                                   ---------
                           (Plans and Specifications)


                              [Lessee to Provide]

                           ABB ENERGY CAPITAL L.L.C.
                               ONE RESEARCH DRIVE
                             MARLBOROUGH, MA 01581

                          December 29,  2000

Keystone Recovery, Inc.
2790 Mosside Boulevard
Monroeville, PA 15146-2792
Attention: Richard Conte

     Re:  Letter of Credit No. NY-20512-30029001 dated December 28, 2000
          In the Face Amount of $8,500,000.00
          Issued by Citibank, N.A. to ABB Energy Capital L.L.C.
          For the Account of Keystone Recovery, Inc. (the "Letter of Credit")

Dear Rich:

     ABB Energy Capital L.L.C., as Lender, and Keystone Recovery, Inc., as Borrower, are today entering into a loan arrangement evidenced by a Term Note of even date herewith in the original principal amount of $8,300,000.00 made payable by Borrower in favor of Lender (the "Note") and secured by the Letter of Credit. This Letter Agreement sets forth and confirms various agreements of Borrower and Lender regarding the Note, the Letter of Credit and the transactions contemplated in connection therewith.

     Lender and Borrower entered into a certain Commitment Letter dated October 23, 2000 (the "Commitment Letter") in connection with financing to be provided to Borrower related to Borrower's activities at the Keystone Landfill in Lackawanna County, Pennsylvania (the "Project"). The parties acknowledge that, although the Commitment Letter contemplates a loan to the Borrower, the parties have subsequently agreed to enter into a sale/lease back transaction on substantially the same terms and conditions set forth in the Commitment Letter.

     The Commitment Letter sets forth various conditions that must be satisfied prior to the closing of the financing transaction (the "Financing"). Those conditions (the "Closing Conditions") include, but are not limited to, "(i) changes occurring in the market or financial condition of Project participants or otherwise affecting the Project, (ii) acceptable results of [Lender's] due diligence including the need to revise or update assumptions, and (iii) satisfactory documentation, in each case determined in [Lenders] sole
                            -----------------------------------------
discretion." (emphasis added)
-----------

     Although the Commitment Letter contemplates a closing no later than December 15, 2000, the parties have not yet completed all the tasks necessary to close the Financing. The Borrower has requested, and the Lender has agreed to, an extension of the outside closing date for the Financing from December 15, 2000 to February 8, 2001. In addition, in order to accommodate certain financial objectives of the Borrower and its parent company, The IT Group, Inc. which are unrelated to the Financing, the Borrower has requested that, prior to the end of the calendar year 2000, the Lender advance the full amount of the contemplated Financing ($8,300,000.00) (the "Proceeds") even though the Closing Conditions have not been met. Subject to the terms and conditions of this Letter

Agreement, Lender has agreed so to advance the Proceeds as a loan to the Borrower on the date hereof

     In consideration of the Lender advancing the Proceeds as contemplated herein, the Borrower will, prior to the advance of the Proceeds, pay to the Lender in immediately available funds the Closing Fee equal 1.5% of the Proceeds contemplated in the Commitment Letter. The Closing Fee will be earned upon the payment thereof and will not be refundable under any circumstances.

     The indebtedness incurred as a result of the Lender's advance of the Proceeds will be evidenced by the Note, a copy of which is attached hereto as Exhibit A. The original executed Note shall be delivered to the Lender prior to the Lender's advance of the Proceeds.

     The indebtedness evidenced by the Note shall be secured by the Letter of Credit, a copy of which is attached hereto as Exhibit B. The original Letter of Credit shall be delivered to the Lender prior to the Lender's advance of the Proceeds.

     Prior to the Lender's advance of the Proceeds, the Borrower will execute the Agreement and Lease pursuant to which the Financing will be implemented if and when the closing of the Financing occurs. The original Agreement and Lease as executed by Borrower will be delivered to Lender's counsel, Goulston & Storrs, P.C., to hold in escrow pending a closing of the Financing and Lender's execution and delivery of the Agreement and Lease incident thereto. The parties acknowledge that the Agreement and Lease as executed by Borrower as aforesaid contains certain blanks and is missing various information, including, without limitation, the schedules and exhibits thereto. Prior to and as a condition of closing the Financing, in addition to and consistent with the other Closing Conditions and the conditions to closing set forth in the Agreement and Lease, the parties must finalize and complete the Agreement and Lease to Lender's sole and absolute satisfaction.

     Even though the Proceeds will already have been advanced pursuant to the terms of this Letter Agreement, the parties contemplate continuing to work toward a closing of the Financing as contemplated by the Commitment Letter, including, without limitation, satisfaction of the Closing Conditions and all conditions to closing set forth in the Agreement and Lease. If the Financing is so closed on or prior to February 8, 2001 (the "Outside Closing Date") to the sole and absolute satisfaction of the Lender, the Lender will release the Letter of Credit and return the original Note to the Borrower simultaneously with such closing, and the documents executed in connection with such closing shall thereafter govern the relationship of the parties.

     The Borrower shall pay all costs and expenses of Lender (including, without limitation, all attorneys' fees and costs) incurred in connection with the loan secured by the Letter of Credit described herein and/or the Financing, including, without limitation, the Lender's costs of due diligence, document preparation and negotiation, collection and/or enforcement. The Borrower hereby acknowledges that the obligation to pay such costs and expenses is evidenced by the Note in addition to the original principal amount thereof and is secured by the Letter of Credit.

     The Lender shall be entitled to accelerate payment of all amounts due under the Note (including principal, interest and other amounts due thereunder) under the following circumstances:

     (a) The Financing does not close on or prior to the Outside Closing Date for any reason, including the failure to satisfy all of the Closing Conditions and the conditions to closing set forth in the Agreement and Lease to the Lender's sole and absolute satisfaction; or

     (b) The Borrower defaults in any of its obligations hereunder or under the Note; or

     (c) The Borrower indicates that it does not intend to close the Financing on or prior to the Outside Closing Date; or

     (d) Any bankruptcy or insolvency filing is made by or against the Borrower or its parent company, The IT Group, Inc..

     Lender shall be entitled so to accelerate payment under the Note without prior notice to Borrower, in which event all amounts (including principal, interest and other amounts due thereunder) will immediately be due and payable, and Lender will be entitled draw on the Letter of Credit in full or in part to pay all such amounts. Lender will also be entitled, at its option, to draw on the Letter of Credit to make any mandatory or voluntary prepayment under the Note rather than accept payment directly from Borrower. If the Lender draws on the Letter of Credit as aforesaid, the Commitment Letter automatically will terminate and the executed Agreement and Lease will be voided, in each case, without the need for further action by any party.

     The terms and provisions of this Letter Agreement are intended to be binding upon and inure to the benefit of the parties hereto. Borrower may not assign its rights or obligations hereunder without the prior written consent of Lender.

     Please acknowledge your agreement with the foregoing by executing this Letter Agreement in the space provided below and returning the original to the undersigned.

                                    ABB ENERGY CAPITAL L.L.C.

                                    By:  /s/
                                       ----------------------------
                                      Name:
                                      Title:
                                      Hereunto duly authorized

AGREED TO AND ACKNOWLEDGED:

KEYSTONE RECOVERY, INC.

By:      /s/ Richard R. Conte         Date: December 29, 2000
      -----------------------
     Name:  Richard R. Conte
     Title:  Vice President
     Hereunto duly authorized

                         SECURED NONRECOURSE TERM NOTE

$8,300,000.00                                 December 28, 2000
                                                       --


     FOR VALUE RECEIVED, the undersigned KEYSTONE RECOVERY, INC., an Ohio corporation (the "Borrower"), by this promissory note (hereinafter called the "Term Note"), absolutely and unconditionally promises to pay to the order of ABB ENERGY CAPITAL L.L.C., a Delaware limited liability company (together with any subsequent holder of this Term Note, the "Lender" or "holder") the principal sum of EIGHT MILLION THREE HUNDRED THOUSAND and 00/100 DOLLARS ($8,300,000.00), and to pay interest on the principal sum outstanding hereunder from time to time from the date hereof until the said principal sum or the unpaid portion thereof shall have become due and payable as hereinafter provided. Payments made under this Term Note will be paid to the Lender at Lender's principal place of business at One Research Drive, Marlborough, MA 01581 or as otherwise directed by the Lender.

     This Term Note evidences the obligation of the Borrower (a) to repay the principal amount of the term loan made by the Lender to the Borrower as herein provided; (b) to pay interest, as herein provided, on the principal amount hereof remaining unpaid from time to time; and (c) to pay other amounts which may become due and payable hereunder as herein provided. The payment of the principal of and the interest on this Term Note and the payment of all (if any) other amounts as may become due and payable on or in respect of this Term Note are secured by a Letter of Credit No. NY-20512-30029001, in the face amount of $8,500,000.00 issued by Citibank, N.A. to the Lender for the account of the Borrower, dated as of December 28, 2000 (the "Letter of Credit").

     The unpaid principal (not at the time overdue) under this Term Note shall bear interest at the rate of ten and 19/100 percent (10. 19%) per annum. (the "Interest Rate"). Accrued interest on the unpaid principal under this Term Note shall be payable on the Maturity Date or, if applicable, with a prepayment or accelerated payment as permitted or required herein.

     The entire principal of this Term Note shall be payable by the Borrower to the holder hereof on or before February 8, 2000 (the "Maturity Date").

     On the Maturity Date, there shall become absolutely due and payable by the Borrower hereunder, and the Borrower hereby promises to pay to the Lender, the balance (if any) of the principal hereof then remaining unpaid, all of the unpaid interest accrued thereon and all (if any) other amounts payable on or in respect of this Term Note or the indebtedness evidenced hereby.

     Each overdue amount (whether of principal, interest or otherwise) payable on or in respect of this Term Note or the indebtedness evidenced hereby whether during the term hereof, on the Maturity Date or as a result of the acceleration of the indebtedness evidenced hereby shall (to the extent permitted by applicable law) bear interest at the default rate equal to the Interest Rate plus five percent (5%). The unpaid interest accrued on each overdue amount in accordance with the foregoing terms of this paragraph shall become and be absolutely due and payable by the Borrower to the Lender on demand by the Lender. Interest on each overdue amount will continue to accrue as provided by the foregoing terms of this paragraph until the obligations of the Borrower in respect of the payment of such overdue amount shall be discharged (whether before or after judgment).

     Each payment of principal, interest or other sum payable on or in respect of this Term Note or the indebtedness evidenced hereby shall be made by the Borrower directly to the Lender in U.S. Dollars, at the address of the Lender set forth above, on the due date (by acceleration or otherwise) of such payment, and in immediately available and freely transferable funds. All payments on or in respect of this Term Note or the indebtedness evidenced hereby shall be made without set-off or counterclaim and free and clear of and without any deductions, withholdings, restrictions or conditions of any nature.

     The Borrower will have the right to prepay the unpaid principal of this Term Note in full (but not in part) at any time together with the payment of all accrued interest and other amounts payable on or in respect of this Term Note or the indebtedness evidenced hereby, and an additional amount equal to five percent (5%) of the principal amount hereof (the "Prepayment Charge"). Borrower acknowledges that the Prepayment Charge is non-refundable compensation to the Lender in consideration of the Lender's entering into the term loan arrangement described herein and in the LOC Agreement (hereinafter defined). The Borrower will have an obligation to prepay the principal of this Term Note if and to the extent required under, and upon the terms contained in, that certain Letter Agreement of even date between the Lender and the Borrower regarding the Letter of Credit (the "LOC Agreement"). Any prepaid principal of this Term Note may not be reborrowed.

     Pursuant to and upon the terms contained in the LOC Agreement, the entire unpaid principal of this Term Note, all of the interest accrued on -the unpaid principal of this Term Note and all (if any) other amounts payable on or in respect of this Term Note or the indebtedness evidenced hereby may be declared to be immediately due and payable, whereupon the entire unpaid principal of this Term Note, all of the interest accrued on the unpaid principal of this Term Note and all (if any) other amounts payable on or in respect of this Term Note or the indebtedness evidenced hereby shall (if not already due and payable) forthwith become and be due and payable to the Lender without presentment, demand, protest or any other formalities of any kind, all of which are hereby expressly and irrevocably waived by the Borrower.

     The Borrower agrees to pay all reasonable costs of enforcement and/or collection, including reasonable attorneys' fees, upon any default hereunder, under the LOC Agreement or under any other instrument related to the indebtedness evidenced hereby. In addition, the Borrower agrees to pay all of Lender's costs and expenses associated with this term loan transaction as more fully described in the LOC Agreement.

     All computations of interest payable as provided in this Term Note shall be made by the Lender on the basis of the actual number of days elapsed and a 360 day year.

     Notwithstanding any provision contained in this Term Note, the LOC Agreement or any other document or other instrument or agreement now or hereafter executC4 in connection with this Term Note or the loan evidenced hereby, the maximum amount of interest and other charges in the nature thereof contracted for, or payable hereunder or thereunder, shall not exceed the maximum amount which may be lawfully contracted for, charged and received in this loan transaction, all as determined by the final judgment of a court of competent jurisdiction, including all appeals therefrom.

     Should all or any part of the indebtedness represented by this Term Note be collected by action at law, or in bankruptcy, insolvency, receivership or other court proceedings, or should this Term Note be placed in the hands of attorneys for collection, the Borrower hereby promises to pay to the holder of this Term Note, upon demand by the holder hereof at any time, in addition to principal, interest and all (if any) other amounts payable on or in respect of this Term Note or the indebtedness evidenced hereby, all court costs and reasonable attorneys' fees and all other collection charges and expenses reasonably incurred or sustained by the holder of this Term Note.

     No delay or omission on the part of the Lender or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Lender or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any future occasion.

     Any notice or other communication in connection with this Term Note, shall be in writing, addressed as provided below and (i) deposited in the United States mail, postage prepaid, by registered or certified mail, return receipt request or (ii) hand delivered by any nationally recognized commercial courier or overnight delivery service (such as Federal Express or United Parcel Service) addressed:

     If to the Borrower:

     2790 Mosside Boulevard
     Monroeville, Pennsylvania 15146-2792
     Attention: Richard Conte and James J. Redwine

     If to the Lender:

     ABB Energy Capital L.L.C.
     One Research Drive
     Westborough, MA 01581
     Attention: John G. Ravis
             Senior Vice President and Chief Underwriter

     with copies in the same manner to:

     Goulston & Storrs, P.C.
     400 Atlantic Avenue
     Boston, MA 02110-3333
     Attention: Hynrich W. Wieschhoff

Any party may change its address for such notices to such other address in the United States as the addressee shall have specified by written notice given as set forth above. All periods of notice shall be measured from the deemed date of delivery. A notice shall be deemed to have been given, delivered and received upon the earlier of- (i) if sent by such certified or registered mail, on the third business day following the date of postmark, or (ii) if delivered by hand by such courier or overnight delivery service, when so delivered or tendered for delivery during usual business hours on a business day.

     The Borrower and every, endorser and guarantor of this Term Note or -the obligation evidenced hereby, (a) waives presentment, demand, notice, protest, all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Term Note, suretyship defenses and defenses in the nature thereof, (b) waives any defenses based upon, and specifically assents to, any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable, (c) agrees that if any security or collateral given to secure this Term Note or the indebtedness evidenced hereby shall be found to be unenforceable in full or to any extent, or if the Lender or any other party shall fail to perfect or to protect such security or collateral, the same shall not relieve or release any party liable hereon or thereon nor vitiate any other security or collateral given by the Borrower to the Lender, (d) waives trial by jury in any action relating to this Term Note, and (e) consents to all of the terms and conditions contained in this Term Note, the LOC Agreement and any other instruments now or hereafter executed evidencing or governing all or any portion of the security or collateral for this Term Note and such LOC Agreement and other documents and all amendments thereto.

THIS TERM NOTE IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT. IT IS UNDERSTOOD AND AGREED THAT THIS TERM NOTE AND THE LOC AGREEMENT WERE NEGOTIATED, EXECUTED AND DELIVERED IN THE COMMONWEALTH OF MASSACHUSETTS, WHICH COMMONWEALTH HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND THE UNDERLYING TRANSACTIONS EMBODIED BY THIS TERM NOTE AND THE LOC AGREEMENT. THIS TERM NOTE, THE LOC AGREEMENT AND THE OBLIGATIONS OF THE BORROWER HEREUNDER AND THEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAW OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO ITS PRINCIPLES RELATING TO CHOICE OR CONFLICTS OF LAW. THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS TERM NOTE MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED FOR NOTICES HEREIN. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OIR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

     This Term Note shall be binding upon the Borrower and its successors and assigns and shall inure to the benefit of Lender's successors and assigns.

     This Term Note shall survive and continue in full force and effect beyond and after payment and satisfaction hereof in the event the Lender is required to disgorge or return any payment received as a result of any laws pertaining to the preferences, fraudulent conveyances or fraudulent transfers.

     The obligations under this Term Note shall be on a non-recourse basis to Borrower, Borrower's parent, subsidiary and other affiliated entities and their respective officers, directors, shareholders and members (collectively, the "Borrower Parties"), and Borrower Parties shall have no personal liability hereunder except for fraud or willful misconduct (other than non-payment). Except as aforesaid, Lender's recourse hereunder shall be to the Letter of Credit and any other collateral that may hereafter be provided for Borrower's obligations hereunder from time to time.

     IN WITNESS WHEREOF, the undersigned has caused this Term Note to be signed in its corporate name and its corporate sea] to be impressed thereon by its duly authorized officer as of the day and year first above written.

ATTEST:                    KEYSTONE RECOVERY, INC.

_________________________     By:  /s/ Richard R. Conte
                                 ----------------------
                              Name: Richard R. Conte
                              Title: Vice President
                              Hereunto Duly Authorized

                           Allonge and Amendment No. 2

                                       To

                         Secured Non-Recourse Term Note

This Allonge and Amendment No. 2, is dated as of February 19, 2001, and is between ABB Energy Capital L.L.C. (the "Lender") and Keystone Recovery, Inc. (the "Borrower"), amending the $8,300,000 Secured Non-Recourse Term Note, dated December 28, 2000 (as amended by Allonge and Amendment No. 1 dated as of February 8, 2001, the "Original Note"), which was made and delivered by the Borrower to the Lender.

                                   WITNESSETH

     WHEREAS, the parties hereto desire to amend the Original Note to extend the maturity thereof;

     NOW, THEREFORE, in consideration of the premises and of other valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. The Original Note is hereby amended by deleting the date "February 22, 2001" from the fourth paragraph thereof and inserting in place thereof the date "March 30, 2001".

     2. Except as expressly supplemented and amended hereby, the Original Note is in all respects ratified and confirmed and shall remain in full force and effect and this Allonge and Amendment No. 2 is hereby expressly made supplemental to and a part thereof.

     3. This Allonge and Amendment No. 2 shall at all times remain affixed to the Original Note so as to become a part thereof and is hereby incorporated therein as if fully set forth therein. Notwithstanding the intention of the parties hereto that this Allonge and Amendment No. 2 be affixed to the Original Note, this Allonge and Amendment No. 2 shall continue in full force and effect even if it has not been so affixed.

     4. This Allonge and Amendment No. 2 shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the parties hereto have caused this Allonge and Amendment No. 2 to be duly executed as an instrument under seal as of the day and year first above written.



                              Borrower:
                              --------

                              Keystone Recovery, Inc.



                              By:  /s/ Richard R. Conte
                                  ----------------------------
                                  Richard R. Conte
                                  Vice President
                                  Hereunto Duly Authorized


                              Lender:
                              ------

                              ABB Energy Capital L.L.C.



                              By:  /s/ John G. Ravis
                                  ----------------------------
                                  John G. Ravis
                                  Senior Vice President and
                                   Chief Underwriter
                                  Hereunto Duly Authorized